                                              (File Nos. 33-33320 and 811-06038)

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         The Emerging Germany Fund Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required

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     and 0-11

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
TO OUR FELLOW STOCKHOLDERS:

    The annual meeting of the stockholders of The Emerging Germany Fund Inc. (the "Fund") will be held on January 26, 1999. At the meeting, the following non-routine matters have been recommended by the Board of Directors for your approval:

    - Broadening the investment objective of the Fund to permit investment on a pan-European basis

    - Converting the Fund from a closed-end structure to an open-end structure

    The new year will bring a time of historic change in Europe, and these changes will have a major impact on the Fund. On January 1, 1999, European Economic and Monetary Union will take effect. With that change, European markets, which historically have operated independently on a country basis, will move towards unification. As a result, a single, unified market will be realized through which people, goods, and money can move freely, creating, with the likely future addition of the United Kingdom, the world's largest economy.

    As European unification emerges, the fortunes of more and more German companies will no longer be linked as closely to the fortunes of the German economy. Instead, they will be evaluated against their competitors in other European countries, and their fortunes will be linked to the strength or weakness of the overall European economy. In this environment, an investment company's success will depend on its adviser's knowledge of European companies and industry conditions.

    Viewed against this backdrop, the Board believes that single European country funds will have a reduced purpose and will tie an investor's fortunes to a limited and somewhat arbitrary group of issuers. In contrast, pan-European funds will serve as a key investment option for investors, with investment advisers seeking to identify the promising investment opportunities of the future. Proposal No. 1 seeks to permit the Fund to take advantage of these changes by expanding the Fund's investment objective to allow it to invest on a broader, pan-European basis. Your Board recommends strongly that you vote "FOR" Proposal No. 1.

    In recent years, the Fund has had excellent investment performance. In fact, the Fund was the top performing German fund (closed or open-end) in the U.S. marketplace in 1997 and again through the first three quarters of 1998, measured by its total return. Despite the excellent performance, however, the discount between the market price of the Fund's shares and the net asset value of those shares has not substantially narrowed. Converting from a closed-end structure to an open-end structure would eliminate that discount.

    As a single country fund, the Board believed strongly that open-ending could be harmful to stockholders because of concerns in satisfying redemption requests with a portfolio of securities trading in a less liquid and overall smaller market. Indeed, as a historical matter, the vast majority of single country funds have been structured as closed-end funds. If the stockholders approve the Board's proposal to broaden the Fund's investment objective, however, the Fund will be able to operate in an open-end structure without disadvantage.

    The Board recommends strongly that the stockholders vote "FOR" Proposal No. 2, to convert to an open-end structure. You should know that every voting member of the Board of Directors intends to vote "FOR" both Proposal No. 1 and Proposal No. 2, for reasons articulated in the accompanying Proxy Statement.

    In addition, the accompanying Proxy Statement contains proposals to elect four Directors and to ratify the selection of the Fund's independent accountants, as well as a shareholder proposal to terminate the Fund's current investment advisory agreement. The Board recommends strongly that you vote "FOR" Proposal Nos. 3 and 4, and "AGAINST" Proposal No. 5.

    The full details of these proposals and a comprehensive explanation of the Board's recommendations are contained in the accompanying Proxy Statement, which we urge you to read carefully.

    Your vote is very important to help decide these critical issues for the future of the Fund. Since the meeting will be held soon, please take a moment now to sign and promptly return your proxy card in the enclosed postage-paid envelope.

Thank you.

Sincerely,

     [LOGO]

Rolf Passow
Chairman of the Board of Directors
The Emerging Germany Fund

                         THE EMERGING GERMANY FUND INC.

                            FOUR EMBARCADERO CENTER

                            SAN FRANCISCO, CA 94111
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 26, 1999
                            ------------------------

To Our Stockholders:

    Notice is hereby given that an Annual Meeting of Stockholders (the "Meeting") of The Emerging Germany Fund Inc. (the "Fund") will be held at 10:00 a.m. on January 26, 1999 at 75 Wall Street (Lower Level), New York, New York 10005, for the following purposes:

    (1) To approve or disapprove a proposal to change the Fund's investment strategy, which proposal includes the following:

       a. Expanding the Fund's investment objective from a predominantly German investment portfolio to a broader European investment portfolio; and

       b. Amending the Fund's Articles of Incorporation to change the Fund's name to Dresdner RCM Europe Fund Inc.

    (2) To approve or disapprove a proposal to convert the Fund from a closed-end investment company to an open-end investment company, which proposal includes the following:

       a. Changing the Fund's subclassification under the Investment Company Act of 1940, as amended (the "1940 Act"), from a closed-end investment company to an open-end investment company and amending and restating the Fund's Articles of Incorporation to provide for such conversion;

       b. Modifying and eliminating certain fundamental investment restrictions of the Fund in connection with such conversion;

       c. Approving or disapproving the Investment Management Agreement between the Fund and Dresdner RCM Global Investors LLC ("Dresdner RCM"); and

       d. Approving or disapproving the Rule 12b-1 Distribution Plan (the "Plan") of the Fund.

    (3) To elect four Directors of the Fund, each to hold office for a term of three years and until his successor is duly elected and qualified.

    (4) To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending December 31, 1999.

    (5) To approve or disapprove, if presented, a stockholder proposal.

    (6) To consider and act upon any other business that may properly come before the Meeting or any adjournment thereof.

    Only holders of common stock of record at the close of business on December 4, 1998 are entitled to notice of, and to vote at, this Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                                 [LOGO]

                                          Robert J. Goldstein

                                          SECRETARY

December 30, 1998

San Francisco, California

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND. TO SAVE THE FUND THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, PLEASE MAIL IN YOUR PROXY PROMPTLY.

                         THE EMERGING GERMANY FUND INC.

                            FOUR EMBARCADERO CENTER

                            SAN FRANCISCO, CA 94111

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 26, 1999
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished by the Board of Directors of The Emerging Germany Fund Inc. (the "Fund") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m. on January 26, 1999 at 75 Wall Street (Lower Level), New York, New York 10005. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

    If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted "FOR" the expansion of the Fund's investment objective, "FOR" the amendment of the Fund's Articles of Incorporation to change the Fund's name, "FOR" the conversion of the Fund from a closed-end investment company to an open-end investment company and the amendment and restatement of the Fund's Articles of Incorporation, "FOR" the modification and elimination of certain of the Fund's fundamental investment restrictions, "FOR" the approval of the Investment Management Agreement, "FOR" the approval of the Rule 12b-1 Distribution Plan, "FOR" the election of the nominees for Director listed below, "FOR" ratification of selection of the Fund's independent accountants, "AGAINST" the stockholder proposal, and "FOR" authorizing the persons serving as proxies to vote on any other business that may come before the Meeting based on their discretion. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance at the Meeting.

    The close of business on December 4, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 14,008,334 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting, and fractional shares are entitled to proportionate shares of one vote. It is expected that the Notice of Annual Meeting, Proxy Statement, and form of proxy will first be mailed to stockholders on or about January 4, 1999.

    The expansion of the Fund's fundamental investment objective from a predominantly German focus to a broader European focus (Proposal No. 1(a)) requires approval by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Under the 1940 Act, a majority of the outstanding voting securities of the Fund is defined as the lesser of (i) 67% of the Fund's outstanding shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares (hereinafter referred to as "1940 Act majority vote"). The amendment of the Fund's Articles of Incorporation to change the Fund's name (Proposal No. 1(b)) requires approval by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. The change of the Fund's subclassification under the 1940 Act (Proposal No. 2(a)) and the amendment and restatement of the Fund's Articles of Incorporation (Proposal No. 2(b)) require approval by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. The approval of the modification and elimination of certain of the Fund's investment restrictions, the new Investment Management Agreement, and the new Rule 12b-1 Distribution Plan (Proposal Nos. 2(b), 2(c), and 2(d)) each require a

1940 Act majority vote. However, the Fund will not effect the open-ending according to Proposal Nos. 2(a), 2(b), 2(c), and 2(d) unless Proposal No. 1(a) is also approved. The election of Directors (Proposal No. 3) requires approval by a plurality of the votes cast at the Meeting. The ratification of PricewaterhouseCoopers LLP as independent accountants of the Fund (Proposal No.
4) requires the affirmative vote of a majority of the shares cast at the Meeting on the matter. Approval of the stockholder proposal (Proposal No. 5), if presented, requires a 1940 Act majority vote.

    If a proxy is properly executed and returned accompanied by instructions to abstain from voting or to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power), the Fund intends to treat such proxies as present at the Meeting for the purposes of determining whether a quorum has been achieved at the Meeting. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. Broker "non-votes" will be treated the same as abstentions. With respect to proposals to be determined by an affirmative vote of a specified majority of the total shares outstanding, such as Proposal Nos. 1(a), 1(b), 2(a), 2(b), 2(c), 2(d), and 5, an abstention or broker "non-vote" will be considered present for purposes of determining a quorum but will have the effect of a vote "against" such matters. With respect to proposals to be determined by a specified majority or plurality of the votes cast at the Meeting, such as Proposal Nos. 3 and 4, an abstention or broker "non-vote" will be considered present for purposes of determining a quorum but will have no effect on the outcome of such matters.

    In the event that a quorum is present at the Meeting but sufficient votes to approve one or more proposals are not cast, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies with respect to such proposal or proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the Meeting or represented by proxy. In such case, the persons named as proxies will vote those proxies which they are entitled to vote "for" any such proposal in favor of such an adjournment, and will vote those proxies required to be voted "against" any such proposal against any such adjournment. A stockholder vote may be taken on one of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

    If any proposal, other than Proposal Nos. 1, 2, 3, 4, or 5, properly comes before the Meeting, including the possible stockholder proposals referred to below in the discussion of "Other Matters," the shares represented by proxies will be voted on all such proposals in the discretion of the person or persons voting the proxies.

                         CHANGE IN INVESTMENT OBJECTIVE

                                (PROPOSAL NO. 1)

    The Board of Directors of the Fund has concluded that the Fund should change its investment strategy to take advantage of investment opportunities throughout Europe. Accordingly, it proposes a change in the Fund's investment objective from a predominantly German-focused strategy to a broader European-focused strategy (Proposal No. 1(a)). In addition, to formalize this change, the Fund's Articles of Incorporation must be amended to change the Fund's name to reflect the broader objective (Proposal No. 1(b)). The Board has decided that this change of investment objective is so integral to the Fund's future success that if Proposal No. 1 is approved, the Fund will change its investment objective irrespective of the approval of Proposal No. 2. The Fund will effect Proposal Nos. 1(a) and 1(b) as soon as possible after stockholder approval. Below is a more detailed description of the proposals and the Board's basis for its determination that such proposals will benefit the Fund and its stockholders.

PROPOSAL NO. 1(A). EXPANDING THE FUND'S INVESTMENT OBJECTIVE FROM A
  PREDOMINANTLY GERMAN INVESTMENT PORTFOLIO TO A BROADER EUROPEAN INVESTMENT PORTFOLIO

    The Board of Directors believes that the Fund's investment objective should be expanded. Currently, the Fund's investment objective is to obtain long-term capital appreciation by investing primarily in equity securities of German companies. The Board recommends that the Fund maintain its investment objective to obtain long-term appreciation but also broaden the investment focus, so that the objective would be to obtain long-term capital appreciation by investing primarily in equity securities of European companies. If approved, the Fund would invest in common stocks of European companies, and not primarily in German companies. The Board understands that a pan-European fund is more likely to capture fully the investment opportunities expected as a result of a unified European continent and that funds focusing on a single European country have a reduced purpose in light of this new investment opportunity. The Board also realizes that the change of the investment objective of the Fund, as described herein, will permit the Fund to diversify its country and sector allocation and provide it with a more liquid market in which to invest. Finally, the Board believes that an expanded investment objective will assist the Fund in its operations as an open-end investment company under Proposal No. 2.

    The continent of Europe has both a larger economy and population than the United States. Although the countries within Europe are relatively small, together they offer many different types of investment opportunities for the Fund and its stockholders--everything from agriculture to heavy industry within both developed and developing markets. In addition, stockholders of the Fund may be able to take advantage of the unprecedented merging of the economies of most of the major developed European countries with the implementation of European Economic and Monetary Union ("EMU"). Of course, there is no guarantee that investment by the Fund in other European countries will result in similar or higher rates of return than the Fund's prior investment in primarily German securities.

    The Board of Directors and Dresdner RCM Global Investors LLC ("Dresdner RCM"), the Fund's investment adviser, believe that the EMU likely will have a significant impact on the economies of both participating and non-participating European countries. The EMU's objective is to create a single, unified market through which people, goods, and money can move freely. Each country will act as a "state" within the greater "Union." Europe already has a larger population than the United States, and with the possible future addition of the United Kingdom, the EMU will be the world's largest economy. Eleven countries will participate initially: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal, and Spain. The Board and Dresdner RCM expect that, over time, the EMU area will expand to include most of the fifteen European Union members as well as some countries from the former Eastern Bloc.

    Participation in the EMU is predicated upon countries meeting certain financial criteria outlined in the Maastricht treaty. Such criteria include: an inflation rate below 3.3%, a public debt below 60% of GDP, and a deficit of 3% or less of GDP. These criteria will also serve as an impetus for non-participating European countries, especially Eastern European countries, to adopt strict monetary and fiscal policies. The EMU will begin officially on January 1, 1999 with, among other things, the adoption of a common currency, the Euro. After a three-year transition period, the Euro will begin to circulate among the general public on January 1, 2002. On July 1, 2002, each country's individual currency will cease to exist. The EMU will also have one central bank to guide monetary policy for all EMU members.

    Dresdner RCM believes that the following changes may occur due to the EMU, which could create positive economic opportunities for the Fund, although there can be no guarantee that this will be the case. These changes and opportunities may include:

    - the disappearance of cross-border price discrepancies;

    - stricter budgetary control;

    - lower tax rates;

    - deregulation and privatization of certain industries and markets;

    - lower interest rates;

    - corporate restructuring, especially mergers and acquisitions;

    - the increased use of share buy backs;

    - the increased use of management incentive and share option schemes to focus company management on profitability;

    - companies becoming more stockholder-friendly by focusing on investor relations; and

    - increased public equity issuances by private companies.

    Besides the developed countries that are members of the EMU, the Fund may also invest in other developed European countries such as, for example, Denmark, Norway, Sweden, and the United Kingdom under the proposed expanded investment objective. These countries have also taken steps to standardize their economies via their membership in the European Union (except Norway) and may join the EMU in the future. The United Kingdom is the world's sixth largest economy, has a well-developed securities market, and has recently recovered from an economic slowdown. The Scandinavian countries have strong export markets and are endowed with abundant natural resources.

    In addition, under the proposed investment objective, the Fund may invest in the developing securities markets of Eastern European countries. Such countries are continuing their transition from state-controlled economies to capitalism. Some Eastern European countries have made greater strides in this process than others, such as Croatia, the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Poland, and Slovenia. Many of these countries have expressed the desire to become EMU participants and are gradually bringing their economies in-line with the Maastricht criteria.

    The Fund is well positioned to take advantage of the changes expected to occur throughout Europe as a result of the EMU. Dresdner RCM has many years of experience in European investment research and portfolio management. This, together with its affiliation with a major European bank, Dresdner Bank AG ("Dresdner Bank"), should facilitate the Fund's discovery of the European investment opportunities of the future. The terms of the Fund's proposed advisory arrangements are described at length in Proposal No. 2(c) below, and the proposed contract is attached hereto as Exhibit B.

    This change in investment objective will necessitate a restructuring of the Fund's portfolio. Upon approval and implementation of an expanded objective, a substantial portion of the Fund's German holdings will be sold. The Fund will then purchase securities of issuers located in other European countries. The Fund will use the MSCI Europe Index, an index measuring the total rate of return of nearly 600 stocks from 15 developed European countries, as its benchmark. However, the Fund will not duplicate MSCI Europe Index's country and sector allocations. Dresdner RCM will invest the assets of the Fund, upon change of the Fund's objective, based on its then-current judgment about the relative investment merits of different industries and companies in Europe.

    The substantial restructuring of the Fund's portfolio that is necessary to implement the proposed European investment objective will generate expenses for the Fund, including brokerage and other transactional expenses that are not reflected in the Fund's expense ratio. Such sales of portfolio securities could also result in capital gains (or losses). The gains would normally be distributed to Fund stockholders, who would be subject to federal and state income tax thereon, as applicable to the stockholder. As of November 30, 1998, the Fund had approximately $42 million of net unrealized appreciation.

    Investment in foreign markets involves certain risks that may affect the Fund's overall performance. Not all European countries are as stable as Germany and investments by the Fund in other European countries may potentially be riskier and more volatile than German investments. Such risks may generally include certain government actions like expropriation, nationalization, confiscatory taxes, limits on the use and removal of the Fund's assets, and restrictions on ownership of securities by foreign entities. In addition, certain European markets may be relatively illiquid and unforeseen changes in economic conditions may occur. Differences in the regulation of financial markets such as less mandated disclosure, different accounting and financial recordkeeping standards, less governmental supervision of exchanges and broker/dealers, and higher regulatory fees may also hinder the performance of the Fund. Fluctuations in the value of European currencies, including the new Euro, relative to the U.S. dollar will also affect the value of the Fund's holdings in European currencies.

    There are certain specific risks that may be encountered when investing in EMU countries. The transition to EMU may be troubled as eleven separate nations adjust to the reduction in flexibility, independence, and sovereignty that the EMU mandates. High unemployment and a sense of "deculturalization" within the general public of the participating countries could lead to political unrest and continuing labor disturbances.

    While the Board and Dresdner RCM appreciate the risks detailed above, they believe that the standardization of regulation and stabilization of the financial, monetary, and economic sectors entailed by the EMU will likely reduce such risks over the longer term throughout Europe. Investments in other European markets could be even more profitable and stable than investments in Germany. Dresdner RCM will use its experience in dealing with European securities markets and its research expertise to attempt to mitigate such risks within EMU and non-EMU European securities markets.

    If this proposal is approved, the investment objective change will occur as soon as possible. This will provide the Fund and its stockholders the potential investment advantages of this change expeditiously. The change will also position the Fund with a more attractive focus prior to open-ending, if approved at the Meeting, that should increase the likely cash flows to the Fund.

VOTE REQUIRED

    The proposed amendment of the Fund's investment objective requires approval by a 1940 Act majority. IF YOU WANT TO CHANGE THE FUND'S INVESTMENT OBJECTIVE, YOU SHOULD VOTE "FOR" EACH OF THE SUBPARTS OF PROPOSAL NO. 1, INCLUDING 1(A). IF PROPOSAL NO. 1(A) IS NOT APPROVED BY THE STOCKHOLDERS, THE FUND WILL CONTINUE TO OPERATE AS A CLOSED-END FUND, AND THE FUND'S GERMAN-FOCUSED INVESTMENT OBJECTIVE AND ITS NAME WILL REMAIN IN EFFECT. IF PROPOSAL NO. 1(A) IS APPROVED BUT PROPOSAL NO. 1(B) IS NOT APPROVED, THE FUND WILL SEEK TO CHANGE ITS OBJECTIVE AND THE BOARD WILL MAKE EVERY EFFORT TO TAKE OTHER ACTIONS TO ADDRESS SATISFACTORILY THE ISSUE OF STILL HAVING A CORPORATE NAME RELATED TO GERMAN INVESTMENTS, INCLUDING THE POSSIBLE USE OF A TRADE NAME RELATING TO EUROPE. Additionally, because the implementation of Proposal No. 2 is contingent on the approval of Proposal No. 1(a), the disapproval of Proposal No. 1(a) by stockholders will mean that the Fund will remain a closed-end investment company. The implementation of the amended investment objective will likely occur before the conversion to open-end status, assuming Proposal No. 2 is also approved at the Meeting, because the Fund anticipates that the open-end conversion will take effect approximately ninety days after stockholder approval.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1(A).

PROPOSAL NO. 1(B). AMENDING THE FUND'S ARTICLES OF INCORPORATION TO CHANGE THE
  FUND'S NAME

    The change in investment objective requires a change in the Fund's name from "The Emerging Germany Fund Inc." to "Dresdner RCM Europe Fund Inc." The Board has advised the amendment of the Fund's Articles of Incorporation to reflect this name change. The name change would reflect accurately the new objective of the Fund and its association with Dresdner RCM. If Proposal Nos. 1(a) and 1(b) are approved by stockholders, the Fund's Articles of Incorporation will be amended by striking ARTICLE SECOND and inserting the following:

    "The name of the Corporation is Dresdner RCM Europe Fund Inc."

VOTE REQUIRED

    The amendment of the Fund's Articles of Incorporation to change the Fund's name to "Dresdner RCM Europe Fund Inc." requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. IF YOU WANT TO CHANGE THE FUND'S INVESTMENT OBJECTIVE, YOU SHOULD VOTE "FOR" EACH OF THE SUBPARTS OF PROPOSAL NO. 1, INCLUDING 1(B). AS NOTED ABOVE, IF PROPOSAL NO. 1(B) IS NOT APPROVED BY THE STOCKHOLDERS, BUT PROPOSAL NO. 1(A) IS APPROVED, THE FUND WILL SEEK TO CHANGE ITS OBJECTIVE AND THE BOARD WILL MAKE EVERY EFFORT TO TAKE OTHER ACTIONS TO ADDRESS THE ISSUE OF STILL HAVING A CORPORATE NAME RELATED TO GERMAN INVESTMENTS, INCLUDING THE POSSIBLE USE OF A TRADE NAME RELATING TO EUROPE.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1(B).

                    CONVERSION OF THE FUND FROM A CLOSED-END
              INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY
                                (PROPOSAL NO. 2)

    The Board of Directors believes that if the Fund's investment objective is expanded pursuant to Proposal No. 1(a), the Fund also should be converted from a closed-end investment company to an open-end investment company. The Board of Directors and Dresdner RCM believe that this conversion will allow the Fund to take advantage of new opportunities likely to develop as a result of a unified Europe, yet not hinder the Fund's ability to continue to provide the investment vehicle and to seek the investment goals that stockholders sought when they invested in the Fund.

    Stockholders of the Fund are now being asked to consider the conversion of the Fund from a closed-end to an open-end investment company and related matters approved by the Board of Directors in connection with the conversion. In this regard, the Board is concurrently seeking stockholder approval of: a change of the Fund's 1940 Act subclassification to an open-end investment company and corresponding amendment and restatement of the Fund's Articles of Incorporation (Proposal 2(a)), the modification and elimination of certain of the Fund's fundamental investment restrictions (Proposal No. 2(b)), a proposed Investment Management Agreement (Proposal No. 2(c)), and a proposed Rule 12b-1 Distribution Plan (Proposal No. 2(d)), each of which is considered a necessary element, in the view of the Board and Dresdner RCM, of operating as an open-end investment company. Furthermore, although the change in investment objective to a European focus is a separate and independent proposal (Proposal No. 1(a)), that change must be approved by stockholders before the Fund may open-end. It is anticipated that if both Proposal Nos. 1(a) and 2 are approved, the Fund would implement the open-ending approximately ninety days after stockholder approval, which is the time frame during which the Fund expects the registration statement relating to the offering of its shares of Common Stock to be declared effective by the Securities and Exchange Commission ("SEC") and operational revisions to the Fund's transfer agency and other arrangments to be implemented. IF ANY SUBPART OF PROPOSAL NO. 2 IS NOT APPROVED BY STOCKHOLDERS, OR IF ALL OF THE SUBPARTS ARE APPROVED BUT PROPOSAL NO. 1(A) IS NOT ALSO APPROVED, THE FUND WILL REMAIN A CLOSED-END INVESTMENT COMPANY.

    It is anticipated that approximately ninety days after stockholder approval the Fund will convert to an open-end investment company. On the day that the Fund converts to open-end status, every stockholder will hold Class N shares in the same number as held immediately beforehand. Trading of the shares on the New York Stock Exchange ("NYSE") will cease. The Fund anticipates that it will commence a continuous offering of its shares to the public, including current stockholders. The price of the shares will be based on their net asset value computed daily on all business days. The shares of the Fund will be redeemable at a price also based on their net asset value as computed after receipt of the redemption order. During the first six months following the conversion, a redemption fee, payable to the Fund, of 1% of the net asset value will be assessed on all redemptions. It is also anticipated that the Fund's Class N shares will be exchangeable for Class N shares being offered by other funds in the Dresdner RCM family of funds. Upon conversion, there will be no changes to the investment objective of the Fund, the investment adviser for the Fund, or the principal investment strategies the Fund will employ.

    Below is (1) a further explanation of why the Board and Dresdner RCM are recommending that the Fund convert to open-end status, (2) a description of the steps the Fund must take to effect the conversion from a closed-end investment company to an open-end investment company, and (3) a description of the differences of operating as an open-end investment company.

BACKGROUND OF THE PROPOSAL

    When the Fund was organized in 1990, a closed-end structure was chosen as most appropriate to achieving the Fund's investment objective and intended method of operation. The Board believed that such a structure, among other things, would permit management of the Fund's portfolio consistent with its investment objective to seek long-term capital appreciation by investing primarily in equity and equity-linked securities of small to middle capitalization German companies, without the pressures and constraints, primarily as a result of cash inflows and outflows, to which open-end investment companies are subject. Further, as a closed-end investment company, the Fund was expected to have greater flexibility than an open-end investment company both to invest in restricted, illiquid, or less liquid securities and to engage in borrowing. The Board and the Fund's investment adviser at that time, Asset Management Advisors of Dresdner Bank, recognized and disclosed to stockholders that the shares of closed-end investment companies frequently trade at a discount from net asset value.

    The Fund has owned and managed a portfolio of German equities since its inception; in April 1996, the Board and stockholders approved a change in focus to larger capitalization German companies. Since that transition, its investment results have been successful, especially in 1997 and 1998. The Fund achieved net asset value returns of 29.28% in 1998 (through October 31, 1998), 26.27% in 1997, and 14.90% in 1996 (from April 26 to December 31, 1996). The DAX100, an unmanaged index measuring the total rate of return of the 100 most highly capitalized stocks traded on the Frankfurt Stock Exchange returned 18.44% in 1998 (through October 31, 1998), 22.40% in 1997 and 13.78% in 1996 (from April
26 to December 31, 1996). Measured by the market price changes, the Fund returned 30.13% in 1998 (through October 31, 1998), 48.00% in 1997 and 8.59% in
1996 (from April 26 to December 31, 1996).

    Throughout this period, as well as throughout much of the Fund's history, however, its shares have traded at prices representing a discount to net asset value. Through October 31, 1998, for example, its shares traded on the NYSE at discounts ranging from approximately 8% to 23% below their net asset value. Since the Fund's announcement that it would propose conversion to an open-end structure, the discount has fallen to about 8%.

    The Board of Directors has periodically evaluated various mechanisms that closed-end investment companies have employed to attempt to reduce or eliminate a market discount, including special dividend policies, dividend reinvestment plans, use of leverage, tender offers, an enhanced public communications effort, stock repurchase programs, rights offerings, and conversion to an open-end investment company. On February 12, 1998, after considering these various options, the Board of Directors adopted a 10% managed distribution plan as a strategy to reduce the net asset value discount. Under that plan, the Fund agreed to distribute to stockholders on a quarterly basis approximately 2.5% (at least 10% annually) of the Fund's net assets. Through the short period during which the plan operated until the open-end proposal was announced, the managed distribution plan failed to reduce substantially the Fund's market discount. Subsequently, the Board gave further consideration to the various alternatives whereby the discount at which the Fund's shares trade might be reduced or eliminated.

    As described above, following a period of study by the Board and Dresdner RCM, at a meeting on November 5, 1998, the Board of Directors of the Fund determined to recommend a change in the objective of the Fund as soon as practical. See Proposal No. 1 above. The Board also considered the ability of the Fund, and its proposed distributor, Funds Distributor Inc., to distribute shares of the Fund if it were to engage in a public offering. Given the more attractive investment objective proposed for the Fund and the initial marketing and distribution proposal for the Fund presented by Funds Distributor Inc. at the same meeting, the Board concluded that it would be in the best interest of the Fund and its stockholders for the Fund to convert to an open-end investment company. This conversion would eliminate the discount because stockholders would have the right to retain ownership of the Fund and dispose of Fund shares at prices based on the then-current net asset value of the shares.

    The Board also considered costs to the Fund of operating as an open-end investment company, including the potential adverse effects on the Fund's expense ratio, which likely would increase as an open-end investment company and would increase further if assets decreased in the period shortly following conversion to open-end status, as is expected. The Board noted, in addition to the adverse effects of the likely significant levels of redemptions on Fund expense levels, the potential realization of capital gains from the sale of portfolio securities, which taxable capital gains would be distributed to stockholders of record later in the year. The Board also considered the expenses of converting to open-end status, which were estimated at approximately $600,000. The Board noted the commitment of Dresdner RCM to defer its fees from the Fund and reimburse the Fund's expenses for at least the first three years following open-ending to the extent needed to limit annual Fund operating expenses to 1.60% of average net assets. Taxes, interest, and extraordinary expenses would be excluded from Fund expenses for purposes of this limitation.

    Additionally, the Board considered other benefits to the Fund that could result from open-ending besides the elimination of the market discount. First, Fund stockholders would benefit by owning shares of a fund that would be part of a family of Dresdner RCM-advised funds. Such benefits include the ability to exchange shares among the Dresdner RCM family of open-end funds, each of which has a different investment objective and focus. Second, the Fund's liquidity will increase due to the 1940 Act open-end investment company requirements and the broader European investment objective, which would give the Fund more flexibility in its portfolio management. Finally, an open-end structure will help the Fund compete in the marketplace against the universe of pan-European funds, thereby possibly increasing the Fund's net assets over time.

    Accordingly, on November 5, 1998, the Board of Directors unanimously approved Dresdner RCM's recommendation to convert the Fund to an open-end investment company and to submit the proposal to stockholders. On December 4, 1998, the Board of Directors, including the Directors who are not interested persons of the Fund as defined in the 1940 Act (the "Independent Directors"), approved the final plan for conversion to an open-end investment company including the proposed Amended and Restated Articles of Incorporation, the modification and elimination of certain of the Fund's fundamental investment restrictions, the proposed Investment Management Agreement, and the proposed Rule 12b-1 Distribution Plan.

    Below is a more detailed description of the differences between closed-end and open-end investment companies. This description includes an explanation of how the Fund intends to operate upon conversion to open-end status.

DIFFERENCES BETWEEN FUND OPERATIONS AS AN OPEN-END AND CLOSED-END INVESTMENT
  COMPANY

    The Fund is currently registered as a "closed-end" investment company under the 1940 Act. Closed-end investment companies neither redeem their outstanding stock nor engage in the continuous sale of new stock and thus operate with a relatively fixed capitalization. The stock of a closed-end investment company is normally bought and sold on a national securities exchange; the Fund's shares are currently traded on the NYSE under the listing "FRG." Upon conversion, the Fund's shares will be delisted from the NYSE and it is unlikely that any other trading market in such shares will exist, although shares may be purchased and sold (redeemed) as described below.

    In contrast, open-end investment companies (commonly referred to as "mutual funds") issue redeemable securities. The holders of redeemable securities have the right to surrender those securities to the mutual fund and obtain in return their proportionate share of the value of the fund's net assets (less any redemption fee charged by the fund). Most mutual funds (including the Fund, if the proposed conversion is effected) also continuously issue new shares of stock to investors based on the fund's net asset value at the time of such issuance.

    Some of the legal and practical differences between operations of the Fund as a closed-end and open-end investment company are as follows:

    a) ACQUISITION AND DISPOSITION OF SHARES; TEMPORARY REDEMPTION FEES; AND REDEMPTIONS-IN-KIND. If the Fund were converted into a mutual fund, stockholders and new investors wishing to acquire shares of the Fund would be able to purchase them initially from the Fund's principal underwriter at their public offering price. It is anticipated that the public offering price of the shares of the Fund will be at its net asset value, with no front-end sales load. Stockholders desiring to sell or redeem their shares would be able to do so by exercising their right to have such shares redeemed by the Fund at a price based on their current net asset value less any redemption fee as may be determined by the Board of Directors. The Fund's net asset value per share would be calculated daily by dividing (i) the value of its portfolio securities plus all cash and other assets (including accrued interest and dividends received but not collected) less all liabilities (including accrued expenses) by (ii) the number of outstanding shares of the Fund.

    THE FUND INTENDS TO IMPOSE A FEE PAYABLE TO THE FUND OF 1% OF NET ASSET VALUE ON ALL REDEMPTIONS OF FUND SHARES DURING THE FIRST SIX MONTHS AFTER COMMENCEMENT OF OPERATIONS AS AN OPEN-END INVESTMENT COMPANY, AND NO SUCH FEE THEREAFTER. The temporary redemption fee would be retained by the Fund and would be used to offset expenses incurred by the Fund arising out of the redemption, including brokerage and transactional costs associated with selling portfolio securities when cash is needed to satisfy the redemption request. The Board of Directors believes that the redemption fee may also limit the level of redemptions during the first six months of operations as an open-end company, thereby limiting the potential disruption of the Fund's portfolio management and its operations caused by significant reductions in Fund assets.

    Payment for any redemption, minus the temporary 1% redemption fee, will be made by the Fund within seven days after receipt of a proper request for redemption (in accordance with redemption procedures specified in the prospectus). Such payment may be postponed or the right of redemption suspended at times (a) when the NYSE is closed for other than customary weekends and holidays, (b) when trading on the NYSE is restricted (as determined by SEC rules and regulations), (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund to determine the value of its net assets, or
(d) during any other period when the SEC, by order, so permits.

    Although the Fund does not initially intend to redeem any stockholders in-kind, that is, giving redeeming stockholders a portion of the Fund's portfolio securities equal to the net asset value of their shares instead of cash, the Fund reserves the right in the future to redeem stockholders in-kind in accordance with its Amended and Restated Articles of Incorporation.

    b) DETERMINATION OF NET ASSET VALUE. The 1940 Act and its rules generally require open-end investment companies to value their assets on each business day in order to determine the current net asset value on the basis of which their shares may be redeemed by stockholders or purchased by investors. Net asset values of most mutual funds are published daily by the leading financial publications. It is anticipated that the net asset value of the Fund would be published daily following its conversion to an open-end investment company.

    c) EXPENSES; AND POTENTIAL NET REDEMPTIONS. The Fund's expenses will likely increase as a result of open-ending due to the cost of additional services available to stockholders of a mutual fund. Open-ending also could result in immediate, substantial redemptions and hence a marked reduction in the size of the Fund, with a consequent increase in the Fund's expense ratio, i.e., the Fund's ratio of operating costs to average net assets. On the other hand, this result could be offset by new sales of the Fund's shares and reinvestment of dividends and capital gains distributions in shares of the Fund. An asset base of decreased size, with an increased expense ratio, would produce a lower total return than is currently being produced.

    Importantly, Dresdner RCM, as noted above, has agreed to defer all or a portion of its advisory fee if the Fund's operating expenses (excluding taxes, interest, and extraordinary expenses) were to exceed 1.60% of the Fund's average daily net assets in any fiscal year for at least three years after open-ending. Dresdner RCM is not required otherwise to defer its fee or to reimburse the Fund for any part of its respective fee. For a detailed description of the proposed Investment Management Agreement and estimated Fund expenses, please refer to Proposal No. 2(c) below.

    In addition, the Fund might be required to sell portfolio securities in order to meet redemptions, as a result of which it could incur brokerage and other transactional expenses not reflected in its operating expense ratio. Such sales of portfolio securities could also result in the realization of capital gains (or losses). Such gains would normally be distributed to Fund stockholders, who would be subject to federal and state income tax thereon, as applicable to the stockholder.

    For the six month period ended June 30, 1998, the Fund's annualized total expenses aggregated about 1.38% of its average net assets. Assuming that the Fund's assets remain at approximately $200 million, it is estimated that the Fund's annual operating expenses as an open-end investment company would amount to 1.62% of its average daily net assets. However, if assets decreased to $100 million, the gross annual operating expenses are estimated to be 2.06% of such average net assets, and if assets decreased to $50 million, the gross annual operating expenses are estimated to be 2.62% of such average net assets.

    Significant net redemptions could ultimately render the Fund an uneconomical venture by virtue of its diminished size. Dresdner RCM considers this possibility unlikely. In the event, however, that the Fund were to become too small to be considered economically viable, the Board of Directors would consider alternatives to continuing the Fund's operations, ranging from merger of the Fund with another investment company to liquidation of the Fund. The Fund has no plans to pursue such alternatives at this time, and any such merger or liquidation would require stockholder approval.

    d) ELIMINATION OF DISCOUNT. Since stockholders who wish to realize the value of their shares will be able to do so by redemption, any market discount from net asset value (less the temporary redemption fee) will be eliminated. Subject to the approval of this proposal, redemptions will also eliminate any possibility that the Fund's shares will trade at a premium over net asset value. Prior to the date of actual conversion to open-end status, the discount may be reduced to the extent purchasers of shares in the open market are willing to pay less of a discount in anticipation of a prospective open-ending.

    e) DIVIDENDS; OTHER DISTRIBUTIONS; AND DIVIDEND REINVESTMENT. The Fund expects to declare a dividend from undeclared net investment income and a distribution of net capital gain to the Fund's stockholders prior to the conversion to open-end status. The distributions will be in accordance with the Fund's 10% managed distribution plan, and therefore will be at least equal to 2.5% of the Fund's net assets.

    The Fund will continue to provide the opportunity for stockholders to receive dividends and capital gain distributions in cash or, at no charge to stockholders, in shares of the Fund. Currently, stockholders who hold of record automatically receive dividends and other distributions in the form of additional shares of the Fund unless they have opted out of the current arrangement in order to receive cash. Effective upon conversion, the Fund will continue to pay dividends and other distributions in additional shares automatically unless stockholders elect to receive cash by written notice to the Fund. Any "opt-out" elections made by stockholders under the current arrangements will remain in effect following conversion. Additionally, upon conversion to an open-end investment company, reinvestments in shares would simply be made at net asset value (without any discount).

    As an open-end investment company, the Fund will distribute substantially all of its net investment income and net capital gain, if any, annually. The Fund will terminate the 10% managed distribution plan, which has no purpose after the Fund commences operation as an open-end investment company.

    f) PORTFOLIO MANAGEMENT. Unlike mutual funds, closed-end investment companies are not subject either to pressures to sell portfolio securities at disadvantageous times or to hold cash or cash equivalents uninvested in securities consistent with their primary investment objectives, in order to meet net redemptions. Because closed-end investment companies do not have to meet redemptions, their cash reserves can be substantial or minimal, depending primarily on management's perception of market conditions and on decisions to use fund assets to pay dividends or repurchase shares. The larger reserves of cash or cash equivalents required to operate prudently as an open-end fund when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities. Additionally, the Fund may have to reduce the proportion of its portfolio held in securities in order to accommodate the need for larger reserves of cash or cash equivalents. In connection with this needed liquidity and changing cash flow, there may also be an increase in transaction costs and portfolio turnover.

    g) ILLIQUID SECURITIES. An open-end investment company registered under the 1940 Act is required by the SEC to limit its holding of illiquid securities to no more than 15% of its total assets. The Fund is currently subject to a 25% limitation. If the Fund is converted to a mutual fund it will be required to meet the 15% limitation, but Dresdner RCM anticipates no difficulties in complying with this stricter limitation. Please refer to Proposal No. 2(b) below for a more detailed discussion of this issue.

    h) SENIOR SECURITIES AND BORROWINGS. The 1940 Act prohibits mutual funds from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes, and other similar securities), other than indebtedness to banks where there is an asset coverage of at least 300% for all borrowings. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. In addition, closed-end investment companies may issue preferred stock (subject to various limitations), whereas open-end investment companies generally may not issue preferred stock. This ability to issue senior securities may give closed-end investment companies more flexibility than mutual funds in the "leveraging" of their stockholders' investments. To date, although it has the authority to do so, the Fund has neither engaged in borrowing nor issued any senior securities. Dresdner RCM does not believe that the greater limitations on mutual funds in this respect will have any significant effect upon the Fund's operation.

    The Board of Directors has approved an amendment to the Fund's investment restrictions that would grant the Fund the maximum borrowing flexibility permitted for an open-end investment company under the 1940 Act. See Proposal No. 2(b) below for a more detailed discussion of the amendment. The Fund may borrow from banks or enter into reverse repurchase agreements to meet redemption requests.

    i) STOCKHOLDER SERVICES. If Proposal No. 2 is approved and the Fund becomes a mutual fund, the Board of Directors will permit the provision of various services that are often available to stockholders in an open-end investment company. These services will include participation in an exchange privilege which would allow stockholders of the Fund to exchange their shares for shares of the same class of shares of certain investment companies in the Dresdner RCM group of open-end funds ("Dresdner RCM Mutual Funds").

    j) DISTRIBUTION PLAN. An open-end investment company, unlike a closed-end investment company, is permitted to finance the distribution of its shares by adopting a plan of distribution pursuant to Rule 12b-1 under the 1940 Act. If Proposal No. 2 is approved by stockholders, the Fund will adopt a Rule 12b-1 Distribution Plan in order to reimburse the Fund's distributor for costs incurred by it in distributing the Class N shares of the Fund. See Proposal No. 2(d) below for a more detailed discussion of the Rule 12b-1 Distribution Plan.

    k) SHARES OF CAPITAL STOCK; MINIMUM INVESTMENT; AND CLASS I SHARES. If the Fund is converted to an open-end fund, it will adopt requirements that an initial investment in the Fund's shares and any subsequent investment must be in a specified minimum amount, in order to reduce the administrative costs and burdens incurred in monitoring numerous small accounts. It is anticipated that the minimum initial investment in Class N shares of the Fund will be $5,000, and the minimum subsequent investment will be

$250 (other than investments through the Fund's dividend reinvestment plan). It is anticipated that the minimum initial investment in Class I shares of the Fund will be $1 million and the minimum subsequent investment will be $50,000 (other than through the Fund's dividend reinvestment plan). However, the minimum initial investment amount may differ for investors purchasing shares through a broker-dealer or other intermediary having a service agreement with Dresdner RCM and maintaining an omnibus account with any of the Dresdner RCM Mutual Funds.

    All shares of the Fund that are outstanding on the date that the Fund converts to an open-end investment company will be redesignated Class N shares. The net asset value of these shares will not change as a result of the redesignation. Holders of Class N shares who would meet the eligibility requirements for purchasing Class I shares may convert Class N shares to Class I shares upon submission of satisfactory proof to the Fund of their eligibility.

    l) VOTING RIGHTS. The voting rights of holders of shares of the Fund will not change if the Fund converts to open-end status, except for minor operational matters. For example the Board of Directors will have the authority to amend the Fund's Articles of Incorporation to authorize issuance of additional shares of the Fund's Common Stock or to change the name of the Fund without submitting such amendments to stockholder vote.

    By virtue of the provisions of Maryland corporate law applicable to investment companies, opportunities to vote will probably become less frequent if the Fund converts to open-end status, since the Fund will not normally hold annual stockholder meetings. Maryland corporate law provides that, if the Articles of Incorporation or By-Laws of either an open-end or closed-end fund registered under the 1940 Act so provide, the Fund is not required to hold an annual stockholder meeting in any year in which the election of directors is not required to be acted upon under the 1940 Act. Currently, the amended By-Laws of the Fund provide that the annual meeting of stockholders shall be held at such time and date as the Board designates. The Board of Directors will adopt Amended and Restated By-Laws, that will become effective if the conversion is implemented. These By-Laws provide that the Fund will not be required to hold an annual meeting in any year in which it is not required to do so under the 1940 Act. Maryland law generally requires the Directors to call a special meeting of stockholders when requested in writing to do so by stockholders entitled to cast 25% of all of the shares.

    m) QUALIFICATION AS A REGULATED INVESTMENT COMPANY. The Fund intends to continue to qualify for treatment as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), after conversion to open-end status, so that it will continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that it distributes to its stockholders.

PROPOSAL NO. 2(A). CHANGING THE FUND'S 1940 ACT SUBCLASSIFICATION AND AMENDING
  AND RESTATING THE FUND'S ARTICLES OF INCORPORATION

    If the proposed conversion to open-end status is approved, the Board will take all actions necessary to effect the conversion. The conversion of the Fund to an open-end investment company will be accomplished by (1) changing the Fund's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company and (2) approving Amended and Restated Articles of Incorporation for the Fund. The Amended and Restated Articles of Incorporation will not be made effective until shortly before a registration statement under the Securities Act of 1933, as amended ("1933 Act"), covering the offering of the shares of the Fund and appropriate state securities law qualifications and registrations are expected to become effective. It is anticipated that the Fund's registration statement relating to these securities will be filed shortly after stockholder approval of Proposal Nos. 1 and 2 is obtained.

    If Proposal No. 2(a) is approved, the conversion of the Fund to an open-end investment company will be accomplished by amending and restating the Fund's Articles of Incorporation to, among other matters, (1) authorize the issuance of redeemable securities, (2) provide that all of the Fund's outstanding shares will be redeemable at the option of the stockholders, (3) change the Fund's name, and (4) change the Fund's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company. In connection with the amendment and restatement of the Articles of Incorporation, the Board of Directors will also make conforming changes to the Fund's By-Laws. The proposed Amended and Restated Articles of Incorporation are set forth at Exhibit A.

    Certain related changes would also be made in the Amended and Restated Articles of Incorporation. All of the existing assets will become assets of a series of Dresdner RCM Investment Funds Inc. and all of the Fund's outstanding shares at the time of the conversion to an open-end investment company will become shares of a series of Dresdner RCM Investment Funds Inc. known as the Dresdner RCM Europe Fund. The Board of Directors would have the right in the future to create additional series of the Dresdner RCM Investment Funds Inc. Such additional series would be separate from the Dresdner RCM Europe Fund series, and would represent entirely different assets and liabilities and have different investment features than the initial series, Dresdner RCM Europe Fund. As an open-end investment company, the Fund will have the right under Maryland law to change its corporate, series, or class names at any time without stockholder approval. It is expected that the Fund would immediately change its corporate and series names if Dresdner RCM ceased to provide the Fund with investment management services.

    Additionally, as noted above, the Board of Directors has decided that upon conversion to an open-end fund, the Fund will offer two classes of shares: Class N and Class I. The Fund's Amended and Restated Articles of Incorporation reflect the creation of these two classes and outline the class rights and privileges of Fund stockholders. All current shares of the Fund will automatically become Class N shares upon conversion. Class N shares will be the Fund's non-institutional class and will be offered to all investors. In most respects Class N and Class I shares will be the same, however Class I will be the Fund's institutional class and its shares will initially be available only to investors who invest $1 million or more in the Fund. The Board has authorized Class I shares because it anticipates that institutional investors, who would add assets to the Fund, would require unique features. Class I's per-share expenses will be lower than Class N's per-share expenses and its dividends will be higher than those of Class N because only Class N shareholders will be subject to Rule 12b-1 fees for distribution services provided to the Fund. Class N shareholders will be able to exchange their Class N shares for Class I shares of the Fund, if they so choose, provided that they meet the minimum investment requirements for Class I shares discussed in subheading (k) of "Differences Between Fund Operations as an Open-End and Closed-End Investment Company," above. The Board of Directors reserves the right in the future to create and offer for sale additional classes of shares with separate features, such as sales loads and other distribution fees.

    The Amended and Restated Articles of Incorporation also reflect the changes that will substantially conform the structure of the Fund's Articles of Incorporation to the Articles of Incorporation of the Dresdner RCM Mutual Funds that are incorporated in the State of Maryland. In many aspects of the conversion, the Fund has decided to conform its arrangements to the arrangements already in-place for the Dresdner RCM Mutual Funds. Such conformation will facilitate Fund stockholders' exchange of shares with these funds and simplify the administration of the Fund. To effect this conformity, the Amended and Restated Articles of Incorporation no longer require an affirmative vote of 75% of the outstanding shares of the Common Stock if less than two-thirds of the Directors approve the merger, consolidation, dissolution, or liquidation of the Fund; the sale, lease, exchange or other transfer of all or substantially all of the assets of the Fund; or the amendment of the Articles of Incorporation to convert the Fund to an open-end investment company under the 1940 Act. Under the Fund's Amended and Restated Articles of Incorporation substantially all issues that require stockholder approval will be decided by a majority vote.

    Neither the current nor the proposed Articles of Incorporation contain provisions concerning the removal of directors by the stockholders. The Fund's By-Laws, however, do have such a provision that follows Maryland law. Other proposed changes to the Articles of Incorporation include: (1) the deletion of the provision providing for the Class-based structure of the Fund's Directorships and the inclusion of a provision noting the initial composition of the Board of Directors; (2) a provision allowing the Fund, at its option, to redeem Fund shares, as determined by Board resolution; and (3) an increase in the total number of shares authorized. Refer to Exhibit A for a complete list of the terms of the proposed Articles.

    If Proposal Nos. 1(a), 2(a), 2(b), 2(c), and 2(d) are all approved by stockholders, the proposed Amended and Restated Articles of Incorporation, a copy of which is attached to this proxy statement as Exhibit A, are expected to be filed with the State of Maryland to become effective simultaneously with the conversion. Such filing will not be made, however, until shortly before a registration statement under the 1933 Act covering the offering of the shares of the Fund is anticipated to become effective. The Fund expects to implement the conversion to open-end status approximately ninety days after stockholder approval of Proposal No. 1 and 2, but there is no guarantee that the open-ending will follow this timeline.

EXPENSES OF THE FUND

    The expenses of the Fund as an open-end investment company will be higher than the expenses of the Fund as a closed-end investment company. Set forth below is a summary of the Fund's estimated stockholder transaction expenses as an open-end fund for Class N and Class I shares and a comparison of annual operating expenses as of June 30, 1998 as a closed-end fund and those expenses that would apply to current stockholders holding Class N and Class I shares of the Fund after open-ending on a pro forma (estimated) basis.

                   OPEN-END STOCKHOLDER TRANSACTION EXPENSES

                                                                       CLASS N     CLASS I
                                                                      ----------  ---------
Maximum Sales Load Imposed on Purchases
(as a percentage of offering price).................................        None       None

Maximum Sales Load Imposed on Reinvested Dividends..................        None       None

Redemption Fees.....................................................       1%(*)      1%(*)

Exchange Fee........................................................        None       None

------------------------

* The redemption fee will be imposed for the six-month period immediately following the conversion; redemptions will be free-of-charge thereafter.

                         ANNUAL FUND OPERATING EXPENSES
                    (AS A PERCENTAGE OF AVERAGE NET ASSETS)

                                                                         OPEN-END(4)
                                                                      -----------------
                                                       CLOSED-END     CLASS N   CLASS I
                                                       ----------     -------   -------
Management Fees(1)(2)(3).............................     0.90%         1.00%      1.00%
Rule 12b-1 Fees......................................      N/A          0.25%       N/A
Other Expenses.......................................     0.48%(3)      1.48%      1.48%
                                                       ----------     -------   -------
Total Fund Operating Expenses........................     1.38%(3)      2.73%      2.48%
Fee Deferral and Expense Reimbursement...............      N/A          1.13%      1.13%
                                                       ----------     -------   -------
Net Fund Operating Expenses..........................     1.38%         1.60%      1.35%

------------------------

(1) The Fund's fee structure for investment advisory and management services provided by Dresdner RCM is as follows:

      1.0% on the first $100 million
     0.8% on amounts in excess of $100 million

(2) The Fund's investment advisory and management fees are calculated as a percentage of the average WEEKLY net assets of the Fund. This fee is computed weekly and paid monthly. In contrast, upon conversion, the investment management fees will be calculated as a percentage of the average DAILY net assets of the Fund. This fee will be computed daily and paid monthly.

(3) These totals are based on financial data for the six-month period ended June 30, 1998.

(4) The open-end figures assume that average net assets will be $50 million in the first year following the Fund's conversion to open-end status.

    Set forth below are examples that show the estimated aggregate expenses that an investor in the Fund would pay on a $1,000 investment if the Fund remained closed-end compared to those expenses that an investor would incur if the Fund were converted to an open-end format, based upon the expense ratios set forth above but without regard to any brokerage and other transactional costs that would be paid when purchasing or redeeming shares of the closed-end fund, or redemption fees or other charges that would be paid when redeeming shares of the open-end fund.

    You would pay the following expenses on a $1,000 investment assuming 5% annual return:

                                                                                 1 YEAR       3 YEARS      5 YEARS     10 YEARS
                                                                               -----------  -----------  -----------  -----------
Closed-End (based on a 1.38% expense level)..................................   $      14    $      44    $      76    $     166
Open-End
Class N (based on a 1.60% expense level).....................................   $      16    $      50    $      87    $     190
Class I (based on a 1.35% expense level).....................................   $      14    $      43    $      74    $     162

    The examples are not an illustration of past or future investment results and should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.

    Although Dresdner RCM will use all practicable measures to keep costs at a minimum, certain non-recurring costs will be incurred in connection with the conversion from a closed-end to an open-end investment company, including costs associated with pursuing necessary government clearances, preparing a registration statement and prospectuses as required by federal securities laws (including printing and mailing costs), and complying with the securities laws of various states. The Fund estimates that these additional costs, which will be paid by the Fund, will be $600,000 or $0.0428 per share, based on the current number of shares outstanding. The Board anticipates that substantially all of these costs will be incurred by the Fund prior to the effective date of conversion.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Kirkpatrick & Lockhart LLP, special counsel to the Fund, neither the Fund nor its stockholders will recognize any gain or loss for United States federal income tax purposes as a result of the Fund's conversion to open-end status. However, a stockholder will recognize gain or loss if he or she later redeems his or her shares to the extent that the redemption proceeds are more or less than the adjusted tax basis of the shares (similar to the tax treatment of a stockholder that currently sells Fund shares).

    Stockholders of the Fund residing outside of the United States should seek additional tax advice concerning the taxable impact on their shares, if any, of the Fund's open-end conversion in their respective foreign jurisdictions.

VOTE REQUIRED

    The proposed conversion of the Fund from a closed-end investment company to an open-end investment company and the Amended and Restated Articles of Incorporation, have been approved and advised by more than two-thirds of the members of the Board of Directors. Under the Fund's Articles of Incorporation, the amendment and restatement of the Fund's Articles of Incorporation necessary to implement the conversion as described in Proposal No. 2(a) must be approved by the affirmative vote of the holders of a majority of the Fund's outstanding shares of Common Stock.

    IF YOU WANT THE OPEN-END CONVERSION TO BE EFFECTED, YOU MUST VOTE "FOR" PROPOSAL NO. 1(a) AND EACH OF THE SUBPARTS OF PROPOSAL NO. 2, INCLUDING 2(a). IF PROPOSAL NO. 2(a) IS NOT APPROVED BY THE STOCKHOLDERS, OR IF PROPOSAL NO. 2(a)IS APPROVED BUT ANY OF PROPOSAL NOS. 1(a), 2(b), 2(c), AND 2(d) ARE NOT ALSO APPROVED, THE FUND WILL CONTINUE TO OPERATE AS A CLOSED-END FUND, AND THE CURRENT PROVISIONS OF THE FUND'S ARTICLES OF INCORPORATION AND CURRENT INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT WILL REMAIN IN EFFECT. In that event, the Board will consider what further actions, if any, are desirable to reduce the discount at which the Fund's shares have traded and to achieve other benefits for the Fund and its stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2(a).

PROPOSAL NO. 2(b). MODIFICATION AND ELIMINATION OF CERTAIN OF THE FUND'S
  FUNDAMENTAL INVESTMENT RESTRICTIONS

    The proposed modification and elimination of certain of the Fund's investment restrictions described below, if approved, will become effective upon conversion of the Fund to an open-end investment company.

    If the stockholders of the Fund vote to approve the conversion of the Fund to an open-end investment company, it is anticipated that, as discussed above, the Fund will require additional flexibility in order to meet stockholders' demands for redemption and will be required to conform to certain investment restrictions applicable to open-end investment companies under the 1940 Act. Several investment restrictions of the Fund are no longer required by the 1940 Act. Moreover, state regulations governing investment restrictions were eliminated in 1996 with the passage of the National Securities Markets Improvement Act. Accordingly, the Board of Directors believes that authorizing the Fund to modify and eliminate a few of its fundamental investment restrictions will provide the Fund with additional flexibility in the management of its portfolio as an open-end investment company. Because such restrictions are considered "fundamental policies" under the 1940 Act, they may only be changed by a 1940 Act majority vote. Furthermore, such additions and deletions will substantially conform the Fund's fundamental investment restrictions to the fundamental investment restrictions adopted by the funds comprising the Dresdner RCM Mutual Funds.

    The Fund currently has a fundamental investment restriction limiting the Fund's ability to issue senior securities and borrow money. Because the 1940 Act applies different borrowing restrictions to closed-end investment companies and open-end investment companies, this investment restriction must be modified to meet the latter restrictions upon the Fund's conversion to an open-end investment company. If Proposal No. 2(b) is approved by stockholders, the Fund's fundamental investment restriction concerning borrowing will be modified so as to read:

    The Fund may not borrow money, except from banks to meet redemption requests or for temporary or emergency purposes; provided that borrowings for temporary or emergency purposes other than to meet redemption requests shall not exceed 5% of the value of its total assets; and provided further that total borrowings shall be made only to the extent that the value of the Fund's total assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). For purposes of the foregoing limitations, reverse repurchase agreements and other borrowing transactions covered by segregated assets are not considered to be borrowings. This investment restriction shall not prohibit the Fund from engaging in futures contracts, options on futures, forward foreign currency exchange transactions, and currency options.

    If Proposal No. 2(b) is approved by stockholders, the following current fundamental investment restrictions will be eliminated from the Fund's fundamental investment restrictions to conform them to the fundamental investment restrictions of the Dresdner RCM Mutual Funds and to eliminate restrictions that are not mandatory under current law.

    The Fund may not:

    (1) Make loans, except through the purchase of debt obligations consistent with the Fund's investment policies, and except that the Fund may invest in repurchase agreements consistent with its investment policies;

    (2) Make short sales of securities or maintain a short position in any security; and

    (3) Buy, sell or write put or call options.

    It is not anticipated that the investment strategies covered by these restrictions, if they are eliminated as proposed, will become principal investment strategies of the Fund. Their elimination will give the Fund more flexibility if Dresdner RCM proposes to use such strategies in the future.

CERTAIN NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

    As noted above, if the proposed conversion to open-end status takes place, the Fund will adopt a non-fundamental investment restriction limiting its purchases of illiquid securities to not more than 15% of its total assets. An open-end investment company, under SEC interpretations, may not hold a significant amount of illiquid securities because such securities may present problems of accurate valuation and because it is possible that the investment company would have difficulty satisfying redemptions within seven days. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the 1933 Act, securities that are otherwise not readily marketable, and repurchase agreements having a maturity of longer than seven days. Dresdner RCM has the authority to determine whether certain securities held by the Fund are liquid or illiquid pursuant to standards adopted by the Board of Directors.

VOTE REQUIRED

    The modification and elimination of certain of the Fund's fundamental investment restrictions, as described above, require approval by a 1940 Act majority vote. IF YOU WANT THE OPEN-END CONVERSION TO BE EFFECTED, YOU MUST VOTE "FOR" PROPOSAL NO. 1(a) AND EACH OF THE SUBPARTS OF PROPOSAL NO. 2, INCLUDING 2(b). IF PROPOSAL NO. 2(b) IS NOT APPROVED OR IF PROPOSAL NO. 2(b) IS APPROVED BUT ANY OF PROPOSAL NOS. 1(a), 2(a), 2(c), AND 2(d) ARE NOT ALSO APPROVED, THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTIONS WILL NOT CHANGE AND THE FUND WILL REMAIN A CLOSED-END INVESTMENT COMPANY.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2(b).

PROPOSAL NO. 2(c). APPROVAL OR DISAPPROVAL OF THE PROPOSED INVESTMENT MANAGEMENT
  AGREEMENT

    On December 4, 1998, the Board of Directors, including a majority of the Independent Directors, approved an investment management agreement between Dresdner RCM Investment Funds Inc., on behalf of Dresdner RCM Europe Fund, and Dresdner RCM (the "Investment Management Agreement"). Currently, the Fund operates under an investment advisory and administration agreement between the Fund and Dresdner RCM dated November 1, 1996 (the "Current Investment Advisory and Administration Agreement"). If Proposal No. 2(c), along with Proposal Nos. 1(a), 2(a), 2(b), and 2(d), is approved by stockholders of the Fund, the Current Investment Advisory and Administration Agreement will be terminated and the Investment Management Agreement will become effective upon the conversion of the Fund to an open-end investment company.

    The Investment Management Agreement is modeled after the investment advisory agreements between the Dresdner RCM open-end funds and Dresdner RCM. However, the Investment Management Agreement is not substantially different from the Fund's Current Investment Advisory and Administration Agreement. Besides the new names and dates in the Investment Management Agreement, there are several differences between the two Agreements. First, under the Current Investment Advisory and Administration Agreement Dresdner RCM paid for expenses incurred in calculating the net asset value of the Fund, whereas under the Investment Management Agreement the Fund must pay such expenses. Second, the non-exclusive list of expenses to be borne by the Fund has been amended to reflect the addition of expenses typical of an open-end fund and to delete expenses typical of a closed-end fund. Third, the Investment Management Agreement provides for a deferral of fees to Dresdner RCM to the extent that the Fund's ordinary operating expenses (not including taxes, interest or extraordinary expenses) exceed 1.60% annually for at least three years after the Fund's open-ending; but the Current Investment Advisory and Administration Agreement does not contain such a deferral provision. The terms of both Agreements are described in more detail below and a copy of the proposed Investment Management Agreement appears as Exhibit B to this Proxy Statement.

TERMS OF THE INVESTMENT MANAGEMENT AGREEMENT

    Pursuant to the Investment Management Agreement, subject to the supervision of the Fund's Board of Directors, and in conformity with the stated policies of the Fund, Dresdner RCM would be responsible for managing the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention, and disposition of portfolio securities. In this regard, Dresdner RCM would be responsible for supervising the Fund's investments, furnishing a continuous investment program for the Fund's portfolio, and placing purchase and sale orders for portfolio securities of the Fund and other investments. Under the Investment Management Agreement, Dresdner RCM would also administer the Fund's corporate affairs, subject to the supervision of the Fund's Board of Directors and, in connection therewith, furnish the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund's distribution, transfer and dividend disbursing agent, and custodian. Dresdner RCM would keep certain books and records of the Fund required to be maintained pursuant to the 1940 Act. The investment management services of Dresdner RCM to the Fund will not be exclusive under the terms of the Investment Management Agreement and Dresdner RCM is free to, and already does, render investment management services to others. Dresdner RCM is permitted to delegate any or all of its duties under the Investment Management Agreement to a sub-adviser or sub-custodian according to a sub-advisory or sub-administration contract.

    All services furnished by Dresdner RCM under the Investment Management Agreement may be furnished by any directors, officers, or employees of Dresdner RCM. In connection with the administration of the corporate affairs of the Fund, Dresdner RCM would bear the following expenses:

    (a) the salaries and expenses of all of Dresdner RCM's personnel and its overhead;

    (b) the fees and salaries of the Fund's Directors and officers, if any, who are affiliated with Dresdner RCM (as defined in the 1940 Act); and

    (c) all expenses incurred by Dresdner RCM in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund, as described below.

    Except for the expenses specifically assumed by the Investment Manager, the Fund will pay all of its expenses, including, without limitation, (a) fees and expenses of the Directors not affiliated with the Investment Manager attributable to the Fund; (b) fees of the Investment Manager; (c) fees of the Fund's administrator, custodian, and sub-custodians for all services to the Fund (including safekeeping of funds and securities and maintaining required books and accounts); (d) transfer agent, registrar, and dividend reinvestment and disbursing agent fees; (e) interest charges; (f) taxes; (g) charges and expenses of the Fund's legal counsel and independent accountants; (h) charges and expenses of legal counsel provided to the non-interested Directors of the Company; (i) expenses of repurchasing shares of the Fund; (j) expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements, and reports to governmental agencies; (k) brokerage and other expenses connected with the execution recording and settlement of portfolio security transactions; (l) expenses connected with negotiating, or effecting purchases or sales of portfolio securities or registering privately issued portfolio securities; (m) expenses of calculating and publishing the net asset value of the Fund's shares; (n) expenses of membership in investment company associations; (o) premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions liability insurance policy; (p) expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings; (q) SEC, state blue sky, and foreign registration fees; (r) portfolio pricing services expenses; (s) litigation expenses; and (t) Rule 12b-1 fees.

    Under the Investment Management Agreement, the Fund will pay Dresdner RCM a fee at the annual rate of 1.00% of the Fund's average daily net assets for the portion of such assets up to and including $100 million and 0.80% of the Fund's average daily net assets in excess of $100 million for the services and facilities provided to the Fund. This fee will be computed daily and paid monthly. Currently, the Fund's net assets are approximately $200 million.

    To limit the total expenses of the Fund, Dresdner RCM has agreed to waive its fees and to pay the Fund on a quarterly basis the amount, if any, by which the ordinary operating expenses of the Fund attributable to the Fund for the quarter (except taxes, interest, and extraordinary expenses) exceed an expense ratio of 1.60% on an annual basis for at least the first three years of operation following the conversion of the Fund to open-end status. The Fund will reimburse Dresdner RCM for deferred fees or other expenses paid by Dresdner RCM pursuant to the Investment Management Agreement in later years in which operating expenses are otherwise, and as a result of such reimbursement would be, less than such expense limitation. Accordingly, until all such amounts are reimbursed, the Fund's expenses will be higher, and its total return will be lower, than would otherwise have been the case. No interest, carrying, or finance charge will be paid by the Fund with respect to any amounts representing deferred fees or other expenses paid by Dresdner RCM. In addition, the Fund will not be required to repay any unreimbursed amounts to Dresdner RCM upon termination of the Investment Management Agreement.

    The Investment Management Agreement provides that Dresdner RCM will not be liable to the Fund or its stockholders for any error of judgment by Dresdner RCM or for any loss suffered by the Fund in connection with the matters to which the Investment Management Agreement relates, except for liability resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of Dresdner RCM's reckless disregard of its duties and obligations under the Investment Management Agreement. Dresdner RCM is not entitled to any such indemnification with respect to any liability to the Fund or its stockholders resulting from willful misfeasance, bad faith, gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations under the Investment Management Agreement.

    If approved by stockholders, the Investment Management Agreement will continue in effect for two years after the date of stockholder approval. The Investment Management Agreement may be renewed from year-to-year after its initial term, provided that any such renewals are specifically approved at least annually by (i) the Board of Directors, or by a vote of the majority of the outstanding voting securities of the Fund, and (ii)a majority of Independent Directors cast in person at a meeting called for the purpose of voting on such approval.

    The Investment Management Agreement is terminable without penalty on 60 days' written notice by a vote of the majority of the outstanding voting securities of the Fund, by a vote of the majority of the Board of Directors, or by Dresdner RCM on 60 days' written notice, and will automatically terminate in the event of its assignment (as defined in the 1940 Act).

    The Investment Management Agreement also provides that the Fund must eliminate any reference to "Dresdner RCM" from its corporate name if the Investment Management Agreement is terminated or upon written notice to the Fund from Dresdner RCM. Until such time, the Fund will have non-exclusive use of the name "Dresdner RCM."

INFORMATION ABOUT DRESDNER RCM GLOBAL INVESTORS LLC

    It is proposed that Dresdner RCM, a Delaware limited liability company, with principal offices at Four Embarcadero Center, San Francisco, CA 94111, act as the Investment Manager for the Fund. Dresdner RCM, currently the Fund's adviser and administrator under the Current Investment Advisory Agreement, is a wholly-owned subsidiary of Dresdner Bank AG ("Dresdner Bank"), an international banking organization with principal executive offices in Frankfurt, Germany. Dresdner RCM is actively engaged in providing investment supervisory services to institutional and individual clients. Dresdner RCM was organized in 1996, as the successor to the business and operations of RCM Capital Management, which, with its successors, has been in operation since 1970.

    Dresdner RCM is also the Investment Manager for the investment companies set forth below:

                                                     APPROX.
                                                    NET ASSETS
                                                      AS OF
OPEN-END MANAGEMENT                                  10/31/98                ANNUAL MANAGEMENT FEE
INVESTMENT COMPANIES                                (IN 000'S)               (AS A % OF NET ASSETS)
--------------------------------------------------  ----------  ------------------------------------------------
Dresdner RCM Biotechnology Fund                     $    3,193  1% on the first $500 million
                                                                0.95% on the next $500 million
                                                                0.90% on amounts in excess of $1 billion
                                                                With a 1.50% expense cap
Dresdner RCM Emerging Markets Fund                  $    2,600  1%
                                                                With a 1.50% expense cap
Dresdner RCM Global Equity Fund                     $0(1)       0.75% on the first $500 million
                                                                0.70% on the next $500 million
                                                                0.65% on amounts in excess of $1 billion
                                                                With a 1.50% expense cap on Class N shares and a
                                                                1.25% expense cap on Class I shares

                                                     APPROX.
                                                    NET ASSETS
                                                      AS OF
OPEN-END MANAGEMENT                                  10/31/98                ANNUAL MANAGEMENT FEE
INVESTMENT COMPANIES                                (IN 000'S)               (AS A % OF NET ASSETS)
--------------------------------------------------  ----------  ------------------------------------------------
Dresdner RCM Global Health Care Fund                $    5,104  1% on the first $500 million
                                                                0.95% on the next $500 million
                                                                0.90% on amounts in excess of $1 billion
                                                                With a 1.50% expense cap
Dresdner RCM Global Small Cap Fund                  $    4,967  1% on the first $500 million
                                                                0.95% on the next $500 million
                                                                0.90% on amounts in excess of $1 billion
                                                                With a 1.75% expense cap
Dresdner RCM Global Technology Fund                 $   12,412  1%
                                                                With a 1.75% expense cap
Dresdner RCM Growth Equity Fund                     $  811,107  0.75%
                                                                With a 1.00% expense cap
Dresdner RCM International Growth Equity Fund       $  109,533  0.75%
                                                                With a 1.00% expense cap
Dresdner RCM Large Cap Growth Fund                  $    6,043  0.70% on the first $500 million
                                                                0.65% on the next $500 million
                                                                0.60% on amounts in excess of $1 billion
                                                                With a 0.95% expense cap
Dresdner RCM Small Cap Fund                         $  451,182  1.00%
                                                                With a 1.25% expense cap
Dresdner RCM Strategic Income Fund                  $0(1)       0.75% on the first $500 million
                                                                0.65% on the next $500 million
                                                                0.60% on amounts in excess of $1 billion
                                                                With a 1.50% expense cap on Class N shares and a
                                                                1.25% expense cap on Class I shares
Dresdner RCM Tax Managed Growth Fund                $0(1)       0.75% on the first $500 million
                                                                0.70% on the next $500 million
                                                                0.65% on amounts in excess of $1 billion
                                                                With a 1.50% expense cap on Class N shares and
                                                                1.25% expense cap on Class I shares

CLOSED-END MANAGEMENT
INVESTMENT COMPANIES
--------------------------------------------------
Bergstrom Capital Corporation                       $  171,002  0.70% on the first $10 million
                                                                0.60% on the next $10 million
                                                                0.50% on the next $20 million
                                                                0.35% on the next $20 million
                                                                0.30% on the next 40 million
                                                                0.25% on amounts in excess of $40 million
RCM Strategic Global Government Fund                $  349,903  0.95%

------------------------

(1) These funds currently have no net assets because they are involved in the initial registration process.

    Certain information regarding the directors and principal executive officers of Dresdner RCM is set forth below:

                                         POSITION WITH
         NAME AND ADDRESS                 DRESDNER RCM                       PRINCIPAL OCCUPATION
----------------------------------  ------------------------  ---------------------------------------------------

Gerhard Eberstadt                   Member of Board of        Member of Board of Managers of Dresdner Bank AG
Jurgen-Ponto-Platz 1                Managers
D-60301 Frankfurt-am-Main
Germany

George N. Fugelsang                 Member of Board of        President/Chief Executive Officer/Chairman,
75 Wall Street                      Managers                  Dresdner Kleinwort Benson North America LLC
New York, NY 10005

Susan C. Gause(1)                   Member of Board of        Same
                                    Managers; Chief
                                    Operating Officer; and
                                    Senior Managing Director

Luke D. Knecht(1)                   Member of Board of        Same
                                    Managers; and Managing
                                    Director

Joachim Madler                      Member of Board of        Director, Dresdner Bank AG
Mainzer Lanstrass 15-17             Managers
D-60301 Frankfurt-am-Main
Germany

William L. Price(1)                 Member of Board of        Same
                                    Managers; Senior
                                    Managing Director; Chief
                                    Executive Officer; and
                                    Global Chief Investment
                                    Officer

Jeffrey S. Rudsten(1)               Member of Board of        Same
                                    Managers; and Senior
                                    Managing Director

William S. Stack(1)                 Member of Board of        Same
                                    Managers; Senior
                                    Managing Director;
                                    Global Equity Chief
                                    Investment Officer

Kenneth B. Weeman, Jr(1)            Member of Board of        Same
                                    Managers; Vice Chairman;
                                    and Senior Managing
                                    Director

------------------------

(1) The address for these directors and officers is Four Embarcadero Center, San Francisco, CA 94111.

    The following Directors and officers of the Fund are directors, officers, employees, or stockholders of Dresdner RCM: Karin Brotman, Robert J. Goldstein, Caroline M. Hirst, Jennie Klein, Barbel Lenz, Judith O'Connell, and William S. Stack.

    None of the Directors or officers of the Fund own securities of or have a direct or indirect material interest in Dresdner RCM or Dresdner Bank (not including directors of Dresdner RCM).

    No Director of the Fund had a material interest in a material transaction during the fiscal year ended December 31, 1997 or has such an interest in a proposed material transaction to which Dresdner, Dresdner Bank, or any subsidiaries thereof were or will be parties.

DIRECTORS' CONSIDERATIONS

    In considering the proposed Investment Management Agreement, the Board of Directors reviewed and analyzed the factors they deemed relevant, including: (1) the services now being provided by Dresdner RCM; (2) the nature, quality, and scope of such services as well as the Fund's investment performance; (3) the nature and scope of the services to be provided to the Fund by Dresdner RCM under the proposed Investment Management Agreement; (4) the ability of Dresdner RCM to provide such services; and (5) the potential effect of the Investment Management Agreement on stockholders. The Directors reviewed the proposed fees payable to Dresdner RCM under the Investment Management Agreement. The Board of Directors also reviewed the management and/or advisory fees paid by other investment companies with similar objectives and characteristics.

    After full consideration of the above listed and other factors, the Board of Directors, including the Independent Directors, approved the proposed Investment Management Agreement and authorized the submission of the Investment Management Agreement to the Fund's stockholders for their approval at the Annual Meeting.

TERMS OF THE CURRENT INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

    The Current Investment Advisory and Administration Agreement between the Fund and Dresdner RCM, as the Fund's adviser and administrator, first took effect on November 1, 1996. Unless earlier terminated, it will remain in effect until October 5, 1999. The last time the Current Investment Advisory and Administration Agreement was approved by an affirmative vote of stockholders was October 4, 1996, when it was submitted to stockholders for their initial approval as a new agreement.

    As noted above, the Current Investment Advisory and Administration Agreement is very similar to the proposed Investment Management Agreement. Under the direction and control of the Fund's Board of Directors, Dresdner RCM makes recommendations for purchases and sales of portfolio securities by the Fund pursuant to the Fund's stated investment objective, policies, and restrictions and reviews these purchase and sale recommendations for suitability in accordance with such objectives, policies, and restrictions. Upon determining such suitability, Dresdner RCM is authorized to transmit purchase and sale orders and select brokers and dealers to execute portfolio transactions on behalf of the Fund. Dresdner RCM determines the timing of portfolio transactions and other matters related to execution. Additionally, pursuant to the Current Investment Advisory and Administration Agreement, Dresdner RCM is the corporate administrator of the Fund. Dresdner RCM renders to the Fund such administrative, accounting, internal auditing, and clerical services as are necessary to provide for effective operation of the Fund, but the Fund must bear all of its own expenses. The Current Investment Advisory and Administration Agreement also contains provisions concerning renewals, terminations, the non-exclusivity of Dresdner RCM's services, and the power of Dresdner RCM to enter into sub-advisory or sub-administration contracts that are substantially similar to provisions in the proposed Investment Management Agreement.

    The fee structure under the Current Investment Advisory and Administration Agreement is very similar to the fee structure under the proposed Investment Management Agreement except that the fee is computed daily, not weekly, under the latter and that Dresdner RCM has promised to defer its fee to the extent that the Fund's total annual ordinary operating expenses applicable to Class N shares (not including taxes, interest, or extraordinary expenses) exceed 1.60% of the Fund's net assets applicable to that class for at least three years following the conversion.

    The aggregate amount of fees received by Dresdner RCM from the Fund during the fiscal year ended December 31, 1997 was $1,555,539 and for the six-month period ended June 30, 1998 was $927,962. Dresdner RCM would have received approximately the same amount from the Fund if the fees under the proposed Investment Management Agreement had been charged during the same periods.

PORTFOLIO TRANSACTIONS

    Subject to policies established by the Board of Directors of the Fund, Dresdner RCM, pursuant to the Current Investment Advisory and Administration Agreement, has arranged for the execution of the Fund's portfolio transactions and the allocation of brokerage. These arrangements, detailed below, would be substantially similar if Proposal No. 2(c) is approved and Dresdner RCM becomes the Fund's investment manager pursuant to the Investment Management Agreement.

    Dresdner RCM, subject to the overall supervision of the Board of Directors, makes each Fund's investment decisions and selects the broker or dealer to be used in each specific transaction using its best judgment to choose the broker or dealer most capable of providing the services necessary to obtain the best execution of that transaction. In seeking the best execution of a transaction, Dresdner RCM evaluates a wide range of criteria, including any or all of the following: the broker's commission rate, promptness, reliability and quality of executions, trading expertise, positioning and distribution capabilities, back-office efficiency, ability to handle difficult trades, knowledge of other buyers and sellers, confidentiality, capital strength and financial stability, prior performance in serving Dresdner RCM and its clients, and other factors affecting the overall benefit to be received in the transaction. When circumstances relating to a proposed transaction indicate to Dresdner RCM that a particular broker is in a position to obtain the best execution, the order is placed with that broker. This may or may not be a broker that has provided investment information and research services to Dresdner RCM.

    Subject to the requirement of seeking best execution, Dresdner RCM may, in circumstances in which two or more brokers are in a position to offer comparable execution, give preference to a broker or dealer that has provided investment information to Dresdner RCM. In so doing, Dresdner RCM may effect securities transactions that cause a Fund to pay an amount of commission in excess of the amount of commission another broker would have charged. In electing such broker or dealer, Dresdner RCM will make a good faith determination that the amount of commission is reasonable in relation to the value of the brokerage services and research and investment information received, viewed in terms of either the specific transaction or Dresdner RCM's overall responsibility to the accounts for which Dresdner RCM exercises investment discretion. Dresdner RCM continually evaluates all commissions paid in order to ensure that the commissions represent reasonable compensation for the brokerage and research services provided by such brokers. Such investment information as is received from brokers and dealers may be used by Dresdner RCM in servicing all of its clients (including the Fund), and it is recognized that the Fund may be charged commissions paid to a broker or dealer who supplied research services not utilized by the Fund. However, Dresdner RCM expects that the Fund will benefit overall by such practice because it is receiving the benefit of research services and the execution of such transactions not otherwise available to it without the allocation of transactions based on the recognition of such research services.

    Subject to the requirement of seeking best execution, Dresdner RCM may also place orders with brokerage firms that have sold shares of the Fund. Dresdner RCM has made and will make no commitments to place orders with any particular broker or group of brokers. It is anticipated that a substantial portion of all brokerage commissions will be paid to brokers that supply investment information to Dresdner RCM.

    Dresdner RCM has no obligation to purchase or sell for the Fund any security that it, or its officers or employees, may purchase or sell for Dresdner RCM's or their own accounts or the account of any other client, if in the opinion of Dresdner RCM such transaction appears unsuitable, impractical, or undesirable for the Fund. Additionally, Dresdner RCM does not prohibit any of its officers or employees from purchasing or selling for their own accounts securities that may be recommended to or held by Dresdner RCM's clients, subject to Dresdner RCM's and the Fund's Code of Ethics.

    Because the Fund will frequently invest in foreign securities that are not listed on a national securities exchange but are traded in the over-the-counter market or the third or fourth market, Dresdner RCM will seek in such instances to deal with the counterparty that Dresdner RCM believes can provide the best execution, whether or not that counterparty is the primary market maker for that security.

    As noted above, Dresdner RCM is a wholly-owned subsidiary of Dresdner Bank. Dresdner Kleinwort Benson North America LLC ("Dresdner Kleinwort Benson") and other Dresdner Bank subsidiaries may be broker-dealers (collectively, the "Dresdner Bank Affiliates"). Dresdner RCM believes that it is in the best interest of the Fund to have the ability to execute brokerage transactions, when appropriate, through the Dresdner Bank Affiliates. Accordingly, Dresdner RCM intends, with the Board's approval, to execute brokerage transactions on behalf of the Fund through the Dresdner Bank Affiliates, when appropriate and to the extent consistent with applicable laws and regulations, including federal banking laws.

    In such cases, the Dresdner Bank Affiliates will act as agent for the Fund, and Dresdner RCM will not enter into any transaction on behalf of the Fund in which a Dresdner Bank Affiliate is acting as principal for its own account. In connection with such agency transactions, the Dresdner Bank Affiliates will receive compensation in the form of brokerage commissions separate from Dresdner RCM's management fee. It is Dresdner RCM's policy that such commissions be reasonable and fair when compared to the commissions received by other brokers in connection with comparable transactions involving similar securities and that the commissions paid to a Dresdner Bank Affiliate be no higher than the commissions paid to that broker by any other similar customer of that broker who receives brokerage and research services that are similar in scope and quality to those received by the Fund.

    For the six-month period ended June 30, 1998, the Fund paid total brokerage commissions of $356,527, of which $162,076, or approximately 45.50%, were paid to Dresdner Kleinwort Benson, the only affiliated broker the Fund used during this time period.

    Investment decisions for the Fund and for other investment accounts managed by Dresdner RCM are made independently of each other in light of the differing considerations for the various accounts. However, the same investment decisions may occasionally be made for two or more such accounts. In such cases simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated to accounts according to a formula deemed equitable to each account. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the Fund is concerned, in other cases it is believed to be beneficial to the Fund.

VOTE REQUIRED

    The approval of the Investment Management Agreement requires approval by a 1940 Act majority vote. IF YOU WANT THE OPEN-END CONVERSION TO BE EFFECTED, YOU MUST VOTE "FOR" PROPOSAL NO. 1(A) AND EACH OF THE SUBPARTS OF PROPOSAL NO. 2, INCLUDING 2(C). IF PROPOSAL NO. 2(C) IS NOT APPROVED OR IF PROPOSAL NO. 2(C) IS APPROVED BUT ANY OF PROPOSAL NOS. 1(A), 2(A), 2(B), AND 2(D) ARE NOT ALSO APPROVED, THE FUND WILL CONTINUE TO FOLLOW THE TERMS OF THE CURRENT INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT AND WILL REMAIN A CLOSED-END INVESTMENT COMPANY.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2(C).

PROPOSAL NO. 2(D). APPROVAL OR DISAPPROVAL OF A RULE 12B-1 DISTRIBUTION PLAN

    Funds Distributor Inc. ("Funds Distributor"), 60 State Street, Suite 1300, Boston Massachusetts 02109, is a corporation organized under the laws of the State of Massachusetts and will serve as distributor of Class N and Class I shares of the Dresdner RCM Europe Fund, a series of Dresdner RCM Investment Funds Inc. upon the Fund's conversion to an open-end investment company. Funds Distributor is an indirect wholly-owned subsidiary of Boston Institutional Group Inc., which is not affiliated with Dresdner RCM.

    Funds Distributor is the distributor for shares of the Dresdner RCM Mutual Funds and has successfully provided distribution assistance to many open-end investment companies. It would dedicate a strong, experienced professional team to distributing shares of the Fund and it has sales contacts in all major channels of distribution. The Fund, combined with the other Dresdner RCM Mutual Funds, would be one of five full service clients of Funds Distributor.

    The purpose of the Rule 12b-1 Distribution Plan applicable to Class N shares (the "Plan") is to permit Funds Distributor to offer incentives to the financial advisers and other qualified broker-dealers that provide distribution and stockholder assistance to their customers who are investors in Class N shares of the Fund and to defray the costs and expenses associated with distribution activities. If Proposal No. 2(d) is approved by stockholders, the Plan will be applicable to the Class N shares of the Fund (the existing shares of the Fund) and will become effective upon conversion of the Fund to open-end status. A copy of the proposed Plan is attached to this Proxy Statement as Exhibit C.

    The Plan authorizes the Fund to pay Funds Distributor on a monthly basis for all costs incurred by it in distributing the Class N shares of the Fund at an annual rate not to exceed 0.25% of the Fund's average daily net assets. In addition, the Plan specifies the services to be provided and the activities to be undertaken to distribute shares and to provide stockholder services. Under the Plan, the Fund must reimburse Funds Distributor for the following expenditures, among others: (a) expenses incurred in connection with advertising and marketing Class N shares of the Fund, including but not limited to any advertising by radio, television, newspapers, magazines, telemarketing, or direct mail solicitations; (b) periodic payments of fees for distribution assistance made to one or more securities brokers, dealers, or other industry professionals such as investment advisers, accountants, estate planning firms, and Funds Distributor itself in respect of the average daily value of Class N shares owned by clients of such service organizations; and (c) expenses incurred in preparing, printing, and distributing the Fund's prospectus and statement of additional information.

    If in any year Funds Distributor is due more from the Fund for such services than is immediately payable because of the expense limitation under the Plan, the unpaid amount is carried forward from while the Plan is in effect until such later year as it may be paid. There is no limit on the periods during which unreimbursed expenses may be carried forward, although the Fund is not obligated to repay any outstanding unreimbursed expenses that may exist if the Plan is terminated or not continued. No interest, carrying, or finance charge will be imposed on any amounts carried forward.

    Pursuant to the Plan, the Board of Directors of the Fund will review at least quarterly a written report prepared by Funds Distributor of all of the distribution expenses incurred pursuant to the Plan. The report will include an itemization of the distribution expenses and the purposes of such expenditures.

    If approved by stockholders, the Plan will continue in effect for two years after the date of stockholder approval. The Plan may be renewed from year-to-year after its initial term, provided that any such renewals are approved at least annually by the vote of a majority of the Board, including a majority of the Independent Directors, pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of the Plan.

    The Plan may be amended at any time by the Board provided that (i) any amendment to increase materially the costs of the Fund under the Plan shall be effective only upon approval by a vote of the majority of the outstanding Class N shares of the Fund, and (ii) any other material amendments of the terms of the Plan shall become effective only upon approval by a majority of the Board and a majority of the Independent Directors pursuant to a vote cast in person at a meeting called for the purpose of voting on the Plan.

    The Plan is terminable, without penalty, at any time by (i) the vote of a majority of the Independent Directors, or (ii) the vote of a majority of the outstanding Class N shares of the Fund.

DIRECTORS' CONSIDERATIONS

    The Board of Directors of the Fund, including a majority of the Independent Directors who have no direct or indirect interest in the proposed Plan or any related agreement, by vote cast in person at a meeting held on December 4, 1998 approved a Rule 12b-1 Distribution Plan and a distribution agreement for the Class N shares of the Fund (the "Distribution Agreement") between Funds Distributor and Dresdner RCM Investment Funds Inc. on behalf of Dresdner RCM Europe Fund, and recommended the Plan to the stockholders of the Fund for approval at this Annual Meeting of Stockholders.

    In considering whether or not to approve the Plan, the Board of Directors reviewed, among other things, the nature, quality, and scope of the services to be provided by Funds Distributor, the ability of Funds Distributor to provide such services, and the fees payable to Funds Distributor if the Plan is adopted. The Board also reviewed the Rule 12b-1 fees paid by other open-end investment companies with similar objectives and characteristics and found Funds Distributor's proposed fees to be competitive and reasonable. The Board considered the potential benefits of the Plan to stockholders, investors, Funds Distributor, and Dresdner RCM. The Board investigated, among other things, Funds Distributor's distribution experience, the strength of its distribution base, staff, and infrastructure, and its track record with the distribution of other open-end funds. Based upon their review of the factors above, among others, the Directors, including a majority of the Independent Directors, determined that there is a reasonable likelihood that the Plan would benefit the Fund and its stockholders and authorized the submission of the Plan to stockholders for their approval at the Annual Meeting.

VOTE REQUIRED

    The approval of the Rule 12b-1 Distribution Plan requires approval by a 1940 Act majority vote. IF YOU WANT THE OPEN-END CONVERSION TO BE EFFECTED, YOU MUST VOTE "FOR" PROPOSAL NO. 1(A) AND EACH OF THE SUBPARTS OF PROPOSAL NO. 2, INCLUDING 2(D). IF PROPOSAL NO. 2(D) IS NOT APPROVED OR IF PROPOSAL NO. 2(D) IS APPROVED BUT PROPOSAL NOS. 1(A), 2(A), 2(B), AND 2(C) ARE NOT ALSO APPROVED, THE FUND WILL NOT ADOPT THE PROPOSED RULE 12B-1 DISTRIBUTION PLAN AND WILL CONTINUE TO OPERATE AS A CLOSED-END INVESTMENT COMPANY.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2(D).

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 3)

    The Fund's Articles of Incorporation and By-Laws provide that the Board of Directors is to be divided into three classes of Directors. The Directors in each class serve three-year terms, with one class being elected each year. The term of one class will expire each year. The term of office for Directors in Class I expires at the Meeting, for Directors in Class II at the Annual Meeting of Stockholders in 1999 and for Directors in Class III at the Annual Meeting of Stockholders in 2000. However, if Proposal Nos. 1 and 2 are approved, the Fund's Amended and Restated Articles of Incorporation will no longer provide for a class-based structure of Directorships, and the existing Directors will remain on the Board, except as noted below.

    Four Class I nominees are named in this Proxy Statement. If elected, the Class I Directors will serve a three-year term to expire at the Annual Meeting of Stockholders in 2001 and until their successors are duly elected and qualified. Each of the nominees was last elected to the Board of Directors at the Annual Meeting of Stockholders in 1995.

    Unless authority is withheld, it is the intention of the persons named in the accompanying form of proxy to vote each proxy for the election of the nominees listed below. Each nominee has indicated he will serve if elected, but if any nominee should be unable to serve, proxies will be voted for any other person determined by the persons named in the accompanying form of proxy in accordance with their judgment.

    If Proposal Nos. 1 and 2 are approved by stockholders and the Fund open-ends, the initial Directors of "Dresdner RCM Investment Funds Inc." will be the Fund's current Directors except that Mr. Fugelsang, a Class I Director, and Mr. Passow, a Class II Director, will resign from the Board prior to the Fund's commencement of operations as an open-end fund because of restrictions on the ability of persons who serve as officers of banks regulated in the U.S. also serving as directors of open-end investment companies. The Board has no current plans to replace those Directors if and when they resign. Additionally, any Class I Directors who are not elected by stockholders and who cease to be Directors will be deleted as Directors from the Fund's Amended and Restated Articles of Incorporation.

    The following table provides information concerning the Class I nominees for election as Directors.

                     CLASS I (TERM EXPIRES AT THE MEETING)

                                                                            SHARES OF COMMON
                                                                           STOCK BENEFICIALLY
                                                                            OWNED DIRECTLY OR
                                              PRINCIPAL OCCUPATION            INDIRECTLY AT
                       POSITION WITH          DURING PAST 5 YEARS             SEPTEMBER 30,
NAME, ADDRESS AND AGE       FUND             AND OTHER AFFILIATIONS              1998(1)
---------------------  --------------  ----------------------------------  -------------------
Robert J. Birnbaum     Director since  Director, Chicago Board Options              1,059
313 Bedford Road            1990       Exchange (since 1998); Director,
Ridgewood, N.J. 07450                  Chicago Mercantile Exchange
Age: 71                                (1990-1998); Trustee, Liberty
                                       All-Star Growth Fund, Inc. (since
                                       1995); Trustee, Colonial Funds
                                       (since 1995); Trustee, Liberty
                                       All-Star Equity Fund, Inc. (since
                                       1994); Special Counsel, Dechert
                                       Price & Rhoads (law firm)
                                       (1988-1993); President and Chief
                                       Operating Officer, New York Stock
                                       Exchange, Inc. (1985-1988);
                                       President and Chief Operating
                                       Officer, American Stock Exchange,
                                       Inc. (1977-1985)

Carroll Brown          Director since  President, The American Council on           1,000
The American Council        1990       Germany (since 1988); Executive
on Germany                             Director, John J. McCloy Fund
14 East 60th Street                    (since 1988); Foreign Service
Suite 606                              Officer, United States Department
New York, NY 10022                     of State with service in
Age: 70                                Yugoslavia, Poland, Austria, and
                                       Germany (1957-1988); U.S. Consul
                                       General, Dusseldorf and Munich;
                                       Deputy Assistant Secretary of
                                       State, U.S. State Department (1986
                                       and 1987)

                                                                            SHARES OF COMMON
                                                                           STOCK BENEFICIALLY
                                                                            OWNED DIRECTLY OR
                                              PRINCIPAL OCCUPATION            INDIRECTLY AT
                       POSITION WITH          DURING PAST 5 YEARS             SEPTEMBER 30,
NAME, ADDRESS AND AGE       FUND             AND OTHER AFFILIATIONS              1998(1)
---------------------  --------------  ----------------------------------  -------------------
Theodore J. Coburn     Director since  Partner, Brown, Coburn & Co. , a            --
17 Cotswold Road            1991       consulting firm (since 1991);
Brookline, MA 02146                    education associate at Harvard
Age: 44                                University Graduate School of
                                       Education (since 1996); Director,
                                       Nicholas-Applegate Fund, Inc.
                                       (since 1987); Trustee,
                                       Nicholas-Applegate Mutual Funds
                                       (since 1992); Director,
                                       Measurement Specialties, Inc.
                                       (since 1995); Director, Moovies,
                                       Inc. (since 1995); Senior Vice
                                       President, Prudential Securities
                                       Inc. (1986-1991); Managing
                                       Director of the Global Equity
                                       Transactions Group and a member of
                                       the Board of Directors, Prudential
                                       Securities (1986-1991); Managing
                                       Director, Merrill Lynch Capital
                                       Markets (1983-1986)

George N.              Director since  Senior General Manager and Chief            --
Fugelsang(*)                1994       Executive North America, Dresdner
Dresdner Bank AG                       Bank AG (since 1994); President,
75 Wall Street                         Director and Chief Executive
New York, NY 10005                     Officer, Dresdner Kleinwort Benson
Age: 57                                North America LLC (since 1994);
                                       Director, Dresdner-NY Inc.
                                       (1994-1997); Managing Director,
                                       Morgan Stanley & Company, Inc.
                                       (1986-1994)

    CONTINUING DIRECTORS. The remaining Directors currently serving on the Board of Directors consist of three Class II Directors and three Class III Directors. None of such Directors is a nominee for election at the Meeting. All such Directors will continue in office after the Meeting for the terms shown below, except as noted above.

    The following table provides information concerning the Class II Directors.

                          CLASS II (TERM EXPIRES 1999)

                                                                            SHARES OF COMMON
                                                                           STOCK BENEFICIALLY
                                                                            OWNED DIRECTLY OR
                                              PRINCIPAL OCCUPATION            INDIRECTLY AT
                       POSITION WITH          DURING PAST 5 YEARS             SEPTEMBER 30,
NAME, ADDRESS AND AGE       FUND             AND OTHER AFFILIATIONS              1998(1)
---------------------  --------------  ----------------------------------  -------------------
James E. Dowd          Director since  Attorney/Consultant (since 1982);            1,077
571 Hayward Mill Road       1990       Director, Trustee or Managing
Concord, MA 01742                      General Partner of various
Age: 75                                registered investment companies
                                       managed by Federated Investors
                                       (since 1982); President, Boston
                                       Stock Exchange (1969-1982); Member
                                       of Panel of Arbitrators, New York
                                       Stock Exchange, Inc. (since 1986);
                                       Member of Panel of Arbitrators,
                                       National Association of Securities
                                       Dealers, Inc. (since 1984)

Siegfried A. Kessler   Director since  Retired; Chairman, Carl Zeiss Inc.           1,000
52 Heritage Road            1990       (New York) (1981-1982) and
Hilton Head Island,                    President (1965-1981) (sale,
SC 29925                               distribution and service of
Age: 80                                scientific instruments);
                                       President, Carl Zeiss Canada Ltd.
                                       (sale, distribution and service of
                                       scientific instruments and optical
                                       products) (1965-1985)

Rolf Passow(*)          Chairman and   Chief Executive (since 1992) and            --
Deutscher Investment-  Director since  Managing Director (1987-1992),
Trust Gesellschaft          1995       Deutscher Investment-Trust,
fur Wertpapieranlagen                  Gesellschaft fur Wertpapieranlagen
mbH                                    mbH; Chief Executive, Dresdnerbank
Mainzer Landstrasse                    investment management
11-13                                  Kapitalanlagegesellschaft mbH
D-60329                                (since 1992); Member, Board of
Frankfurt-am-Main                      Managing Directors, Frankfurter
Germany                                Wertpapierborse (Frankfurt Stock
Age: 58                                Exchange) (1992-1993); Chairman,
                                       Supervisory Board, Dresdner
                                       Kleinwort Benson International
                                       Management Services Ltd. (since
                                       1995)

    The following table provides information concerning the Class III Directors.

                         CLASS III (TERM EXPIRES 2000)

                                                                            SHARES OF COMMON
                                                                           STOCK BENEFICIALLY
                                                                            OWNED DIRECTLY OR
                                              PRINCIPAL OCCUPATION            INDIRECTLY AT
                       POSITION WITH          DURING PAST 5 YEARS             SEPTEMBER 30,
NAME, ADDRESS AND AGE       FUND             AND OTHER AFFILIATIONS              1998(1)
---------------------  --------------  ----------------------------------  -------------------
Alfred Fiore           Director since  General Manager, Hirschfeld,                --
27 Copper Beech Road        1996       Stern, Moyer & Ross, Inc.
Greenwich, CT 06930                    (employee benefit consulting firm)
Age: 60                                (since 1988); Consultant,
                                       Lois/U.S.A. (creative advertising
                                       agency) (1987-1988); Executive
                                       Vice President and Chief Financial
                                       Officer, Parlux Fragrances, Inc.
                                       (1987); Executive Vice President
                                       and Chief Financial Officer,
                                       Concord Assets Group, Inc. (real
                                       estate manager) (1986); President
                                       and Chief Operating Officer,
                                       Amerigroup Financial Services,
                                       Inc. (financial services)
                                       (1984-1986); Partner, KPMG Peat
                                       Marwick, LLP (1973-1984)

Gottfried W. Perbix    Director since  President, Perbix International,             1,000
293 Saugatuck Avenue        1990       Inc. (management consulting)
Westport, CT 06880                     (1980-1994); Director, American
Age: 68                                Profol Inc. (plastic film
                                       manufacturers) (since 1993); Sole
                                       Proprietor, Perbix Associates
                                       (executive search) (since 1978)

Jacob Saliba           Director since  Director (since 1994), Chairman             --
770 Boylston Street,        1990       (1988-1994) and Chief Executive
Apt. 11I                               Officer (1988-1993), Katy
Boston, MA 02199                       Industries, Inc. (diversified
Age: 84                                manufacturing and oil and related
                                       services); President and Chief
                                       Operating Officer, Katy
                                       Industries, Inc. (1968-1987);
                                       Director, CEGF Compagnie des
                                       Entrepots et Gares Frigorifiques
                                       (cold storage warehouses) (since
                                       1989); Director, Schon & Cie AG
                                       (manufacturer of machinery) (since
                                       1990); Director, Sahlman Seafoods
                                       (shrimp fishing and shrimp
                                       aquaculture) (since 1998);
                                       Director, Syratech Corp.
                                       (manufacturer of household
                                       furnishings) (1992-1998)

------------------------

(1) All Directors and officers as a group beneficially owned 5,136 shares of Common Stock, which constituted less than 1% of the outstanding Common Stock of the Fund as of September 30, 1998.

(*) Interested person of the Fund (as defined in the "1940 Act"). Mr. Fugelsang is an interested person of the Fund because of his affiliation with Dresdner Bank, the parent of Dresdner RCM; Mr. Passow is an interested person of the Fund because of his affiliation with Deutscher Investment-Trust Gesellschaft fur Wertpapieranlagen mbH and Dresdnerbank investment management Kapitalanlagegesellschaft mbH, which are wholly-owned subsidiaries of Dresdner Bank.

OTHER INFORMATION REGARDING DIRECTORS

    The Fund pays each of its Directors who is not an interested person of the Fund, as defined in the 1940 Act, an annual fee of $7,500, plus $750 for each Board of Directors meeting attended. During the fiscal year ended December 31, 1997, all such Directors as a group received from the Fund aggregate fees amounting to $88,500. In addition, the Fund reimburses Directors not affiliated with Dresdner RCM for travel and out-of-pocket expenses incurred in connection with meetings of the Board. The following table sets forth for each Director receiving compensation from the Fund the amount of such compensation paid by the Fund during the fiscal year ended December 31, 1997.

                               COMPENSATION TABLE

                                                                   PENSION OR                          TOTAL
                                                                   RETIREMENT                       COMPENSATION
                                                                    BENEFITS                       FROM FUND AND
                                                    AGGREGATE       ACCRUED         ESTIMATED       FUND COMPLEX
                                                  COMPENSATION     AS PART OF    ANNUAL BENEFITS      PAID TO
NAME OF PERSON, POSITION                            FROM FUND    FUND EXPENSES   UPON RETIREMENT     DIRECTORS
------------------------------------------------  -------------  --------------  ---------------  ----------------
Directors:
  Robert J. Birnbaum............................    $  11,250              --               --       $   11,250
  Carroll Brown                                        11,250              --               --           11,250
  Theodore J. Coburn............................       10,500              --               --           10,500
  James E. Dowd.................................       10,500              --               --           10,500
  Alfred W. Fiore...............................       11,250              --               --           11,250
  Siegfried A. Kessler..........................       11,250              --               --           11,250
  Gottfried W. Perbix...........................       11,250              --               --           11,250
  Jacob Saliba..................................       11,250              --               --           11,250
                                                  -------------                                         -------
      TOTAL.....................................    $  88,500                                        $   88,500
                                                  -------------                                         -------
                                                  -------------                                         -------

    During the fiscal year ended December 31, 1997, the Board of Directors met five times and during the fiscal year ending December 31, 1998, the Board of Directors met eleven times. Each Director attended at least 75% of the total number of meetings of the Board and each Committee of the Board of which he was a member held during the period in which he served. The fees paid to the full Board in 1998 were at the same rate as the fees paid in 1997.

    The Board of Directors has an Audit Committee presently composed of Messrs. Perbix, Dowd, and Kessler, none of whom is an interested person of the Fund (as defined in the 1940 Act). The Audit Committee makes recommendations to the full Board with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. The Audit Committee held two meetings during the fiscal year ended December 31, 1997 and two meetings during the fiscal year ending December 31, 1998. The fees paid to Audit Committee members in 1998 were at the same rate as the fees paid in 1997.

    In 1998, the Board of Directors established an ad hoc Strategic Planning and Communications Committee, composed of Messrs. Birnbaum, Coburn, and Fiore, none of whom is an interested person of the Fund (as defined in the 1940 Act), to communicate with stockholders on behalf of the full Board of Directors and to consider various strategic options for the future of the Fund, including, whether the Fund should convert from a closed-end investment company to an open-end investment company. Strategic Planning and Communications Committee members received $1,500 per meeting in 1998, and there were 14 such meetings in 1998 to date.

    The Board of Directors has no compensation or nominating committees, or other committees performing similar functions. If the Fund converts to an open-end structure, it would have a Nominating Committee, consisting of the Directors who are not interested persons of the Fund (as defined in the 1940
Act).

EXECUTIVE OFFICERS OF THE FUND

    The executive officers of the Fund are typically chosen each year at the meeting of the Board of Directors held in connection with the Annual Meeting of Stockholders, to hold office until the meeting of the Board of Directors held in connection with the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The current executive officers of the Fund were appointed by the Board of Directors in March 1997, except that Robert J. Goldstein was appointed Secretary by the Board of Directors on February 12, 1998. No executive officers of the Fund receive any compensation from the Fund for their services as executive officers. It is anticipated that the Fund's current officers will resign upon conversion to open-end status due to regulatory limitations on Dresdner RCM, which is wholly-owned by a foreign bank, Dresdner Bank. In the event the Fund's current officers resign upon conversion to open-end status, it is expected that the Fund's officers will be employees of Funds Distributor.

    The following table presents information about the executive officers of the Fund, other than as shown above.

                                                                           PRINCIPAL OCCUPATION
                                        POSITION WITH                      DURING PAST 5 YEARS
       NAME, ADDRESS AND AGE                FUND                          AND OTHER AFFILIATIONS
------------------------------------  -----------------  --------------------------------------------------------

William S. Stack                      President since    Senior Managing Director, Global Equity Chief Investment
The Emerging Germany Fund             1997               Officer, Member, Board of Managers, and Principal,
Four Embarcadero Center                                  Dresdner RCM Global Investors LLC (since 1996); Senior
San Francisco, CA 94111                                  Vice President, RCM Capital Management, a California
Age: 51                                                  Limited Partnership (1994-1996); Managing Director,
                                                         Lexington Management Corporation (1985-1994)

Barbel Lenz                           Vice President     Director, Dresdner RCM Global Investors LLC (since
The Emerging Germany Fund             since 1997         1997); Assistant Vice President, Dresdner Kleinwort
Four Embarcadero Center                                  Benson North America LLC (1996-1997); Assistant Vice
San Francisco, CA 94111                                  President, Dresdner Securities (USA) Inc. (1995-1996);
Age: 34                                                  Assistant Vice President, Deutscher Investment-Trust,
                                                         Gesellschaft fur Wertpapieranlagen mbH (1991-1995)

Caroline M. Hirst                     Treasurer since    Managing Director, Director of Investment Operations and
The Emerging Germany Fund             1997               Information Technology and Risk Management, Dresdner RCM
Four Embarcadero Center                                  Global Investors LLC; Director of Operations, RCM
San Francisco, CA 94111                                  Capital Management, a California Limited Partnership
Age: 37                                                  (1994-1996); Head of International Administration,
                                                         Morgan Grenfell Asset Management, Ltd. (1991-1995)

Robert J. Goldstein                   Secretary since    Director, Associate General Counsel, Dresdner RCM Global
The Emerging Germany Fund             1998               Investors LLC (since 1997); Associate, Weil, Gotshal &
Four Embarcadero Center                                  Manges (1990-1996)
San Francisco, CA 94111
Age: 35

LEGAL PROCEEDINGS

    On April 8, 1998, the Fund filed a lawsuit against Phillip Goldstein, Ronald Olin, and three entities affiliated with them. The action is captioned THE EMERGING GERMANY FUND INC. V. GOLDSTEIN, 98 Civ. 2508 (DC) and is filed in the United States District Court for the Southern District of New York. In its complaint, the Fund alleges violations by the defendants of the proxy solicitation and beneficial ownership disclosure provisions of U.S. federal securities laws when the defendants used an Internet "chat room" and other means to conduct an unlawful proxy solicitation in opposition to the Fund's solicitation for the annual meeting scheduled for April 27, 1998. The Fund seeks equitable relief against the defendants. The Fund filed this lawsuit, canceled the annual meeting, and amended its By-Laws in order to protect its stockholders from the unlawful activities it asserts were undertaken by these defendants.

    One of the defendants in the action filed by the Fund, Opportunity Partners L.P., filed an action against the Fund and its directors on April 24, 1998 in the United States District Court of the Southern District of New York. The matter is styled OPPORTUNITY PARTNERS L.P. V. THE EMERGING GERMANY FUND INC., 98 Civ. 2904 (DC). In connection with the factual matters described above, plaintiff claims that defendants violated the proxy antifraud rule of U.S. federal securities laws and breached their fiduciary duties by canceling the annual meeting and amending the Fund's By-Laws as previously described. Plaintiff seeks equitable relief.

    The Fund, as nominal defendant, and each member of the Fund's Board of Directors, including the four Class I members who are standing for re-election to the Board at the Meeting, have been named as defendants in a derivative and purported class action suit filed in the United States District Court for the Southern District of New York. The matter is captioned STEINER V. FUGELSANG, 98 Civ. 3809 (DC) (the "Steiner Litigation"), and was commenced on May 28, 1998. The class action allegations in the Steiner Litigation assert that the defendants violated the Investment Company Act of 1940 and Maryland Corporate Law by interfering with the voting rights of Fund stockholders when they canceled the annual meeting scheduled for April 27, 1998 and when they adopted an amendment to the Fund's By-Laws which requires proposals intended to be made at stockholders' meetings be provided to the Fund in advance of the meeting together with materially relevant information. The derivative claims assert that the defendants breached their fiduciary duties by amending the By-Laws as described above, by causing the Fund to institute certain litigation described above, and by failing to take all steps necessary to maximize stockholder value. Plaintiff seeks equitable relief on the class claims and damages on the derivative claims.

    Discovery has been stayed in the first two actions pending decision on defendants' motions to dismiss the Fund's action. Plaintiff has filed a motion for injunction in the Steiner Litigation and the defendants have filed a motion to dismiss the amended complaint in that action. No discovery has begun in the Steiner Litigation.

    The Fund's Directors believe that they acted appropriately in these matters and that they have meritorious defenses, and they intend to defend the two actions vigorously. Under the Fund's chartering documents and under a policy of insurance, the directors are entitled to indemnification and to advancement of the costs of defense in certain circumstances. Consistent with state and federal law and the terms of the insurance policy, the Fund will indemnify the Directors and advance the costs of their defense to these actions.

VOTE REQUIRED

    The election of each Director requires approval by a plurality of the votes cast at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 3.

                                RATIFICATION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 4)

    At a meeting held on December 4, 1998, a majority of the Independent Directors of the Fund approved the selection of PricewaterhouseCoopers LLP ("PWC") as independent accountants of the Fund for the fiscal year ending December 31, 1999. Audit services performed for the Fund by Coopers & Lybrand L.L.P. (PWC's predecessor) during the fiscal year ended December 31, 1997, and being performed for the fiscal year ending December 31, 1998, include examination of the Fund's financial statements. PWC has informed the Fund that it has no material direct or indirect interest in the Fund.

    A representative of PWC is expected to be present at the Meeting to answer appropriate questions concerning the Fund's financial statements and will have an opportunity to make a statement if such representative chooses to do so.

    It is the intention of the persons named in the accompanying form of proxy to vote each proxy for ratification of the selection of PWC.

VOTE REQUIRED

    The ratification of PWC as the Fund's independent accountants for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of the shares cast at the Annual Meeting on the matter.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 4.

                              STOCKHOLDER PROPOSAL

                                (PROPOSAL NO. 5)

    A beneficial owner of Common Stock of the Fund (the "proponent") has informed the Fund that he intends to present a proposal for action at the Meeting. The proponent's name and address will be furnished by the Secretary of the Fund upon request. The proponent proposes that the following resolution be presented to the stockholders of the Fund:

    "RESOLVED: The investment advisory agreement between Dresdner RCM Global Investors LLC (the "Advisor") and the Fund shall be terminated."

    The proponent has requested that the following statement be included in the proxy statement in support of the proposal:

    "I believe that the Advisor is the main impediment to the ability of Shareholders to realize net asset value for their shares, through open-ending, liquidation, merger or self-tender.

    Our directors may claim "independence," but they were chosen by the Advisor or by each other, and I believe they have placed the Advisor's interest in its fee stream above the interests of the Shareholders in getting the maximum return on their investment. Consider:

    They postponed the 1998 annual meeting indefinitely, "in order to protect the rights of fund shareholders." Protecting democracy by canceling an election is like burning a village in order to save it.

    They pose as defenders of small, long term Shareholders, who in fact have been bailing out at substantial discounts to net asset value, such that four institutions now own almost half of the shares.

    They point with pride to investment results of the last year or two, hoping that Shareholders will forget the results of the prior FIVE years, which even our Directors called "unacceptable performance."

    They recently referred to the Advisor as a "new investment manager," although it's another Dresdner Bank affiliate, and when the contract came up for approval in 1996 they called it just a "reorganization, identical in all material respects," with the same personnel and policies.

    They keep changing the fund's goals (they obtained shareholder approval for the changes they proposed). First it was a German Smallcap fund, now the portfolio is concentrated in large, liquid companies. First it had to be 90% invested in Germany, now 65%, and in June, 1998, the portfolio manager told the New York Times that the fund would be converted to a Pan-Europe fund. There are many successful open-ended Europe funds.

    While passage of this proposal would not directly result in open-ending the Fund, it would cut the links between the Advisor and its cronies on the Board. I believe this would send the Board the message that the Shareholders demand action to eliminate the deadweight loss of value represented by the discount.

    I submitted this resolution in July. The Board has since announced support for open-ending, on several conditions. Shareholders should now consider the overall performance of the Fund, and the conduct of the Board and Advisor towards shareholders, in deciding whether to terminate the advisory contract."

                 OPPOSING STATEMENT OF YOUR BOARD OF DIRECTORS

    FOR THE REASONS DISCUSSED BELOW, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

    We believe that this proposal, which was submitted prior to the public announcement of our plan to recommend conversion to a European, open-end fund, no longer serves its original purpose and should not be approved. In fact, we believe that the portfolio manager's investment team and its European investment strategy are critical to maintaining the Fund's performance both during the conversion period to an open-end fund with a broader investment objective, and in the future.

    1. THE BOARD AND DRESDNER RCM ARE SUPPORTING ACTIONS THAT WILL ENTIRELY ELIMINATE THE DISCOUNT.

    Given our current proposal in the Proxy Statement to convert the Fund to an open-end investment company, the proposal does not make sense. The only impediment to open-ending the Fund would be a decision by you, the stockholders, against this proposal.

    Dresdner RCM advocates and supports the changes we are proposing--however, we wish to make it clear that it is not the manager who determines whether the Fund open-ends. That decision is up to the stockholders, based on the recommendation of the Board of Directors--eight of ten of whom are independent of the investment adviser.

    2. WE BELIEVE THAT DRESDNER RCM'S STRONG INVESTMENT TEAM, AND ITS EUROPEAN INVESTMENT PROCESS ARE CRITICAL TO MAINTAINING THE FUND'S PERFORMANCE BOTH DURING THE CONVERSION PERIOD AND FOR THE FUTURE.

    The proposal, if approved, would pose substantial risk to investment performance of the Fund both during the conversion period and in the future.

    - Dresdner RCM's Performance Has Been Outstanding

    Approval of this proposal would remove an investment adviser that has delivered superior results to Stockholders. Based on total NAV* return, the Fund was the top performing German fund (open or closed) in the U.S. marketplace for 1997 and the first three quarters of 1998. Comparative percentage performance for these periods are shown below:

                                                           EMERGING GERMANY FUND    DAX100     MSCI GERMANY INDEX
                                                          -----------------------  ---------  --------------------
1997....................................................        NAV*: 26.3%          22.4%           24.8%
YTD as of 9/30/98.......................................       NAV*: 20.36%         12.60%           15.71%

------------------------

* All NAV returns include reinvestment of dividends and distributions.

    The Board has a high degree of confidence in Dresdner RCM and believes that replacing Dresdner RCM would adversely impact the Fund's performance. The proponent's suggestion that the current investment adviser should be removed because of the Fund's performance during its initial five years ignores the Fund's superior performance over the more recent 2 1/2 years.

    - Termination of Dresdner RCM is likely to significantly disrupt performance during the critical conversion period as the Fund converts to open-end status.

    If you vote to terminate the investment advisory agreement with Dresdner RCM, the Board will be required to select another investment adviser for the Fund, negotiate a new investment advisory agreement, and submit that agreement to you, the stockholders, for approval. During this process--which could take several months--the Fund's portfolio management and procedures would be significantly disrupted. As a result, termination of Dresdner RCM could significantly harm the Fund's ability not only to manage the portfolio but also to obtain maximum performance during a conversion period.

    - Dresdner RCM's European investment capabilities are an essential component of the Board's recommendation to expand the Fund's objective to Europe and a significant factor in our decision to recommend converting the Fund to an open-end investment management company.

    In reaching the decision to recommend conversion to a European mandate, the Board carefully reviewed Dresdner RCM's investment process and personnel. We noted that Dresdner RCM has an established European investment process and organization focused on a sector rather than a country basis, which we believe enables it to take advantage of opportunities in a post-EMU Europe. We further noted Dresdner RCM's strong global fundamental research base of research analysts and independent Grassroots (SM) research. This type of investment process and strong European company and industry research resources will be necessary in order to anticipate investment opportunities across a rapidly changing Europe. We therefore believe it would be difficult for the Board to locate and retain an investment adviser with comparable experience, resources and demonstrated success in the European market to manage the Fund.

          YOUR BOARD STRONGLY URGES YOU TO VOTE AGAINST THIS PROPOSAL.

VOTE REQUIRED

    The approval of the stockholder proposal requires a 1940 Act majority vote. If the open-end conversion (Proposal No. 2) and the stockholder proposal (Proposal No. 5) are both approved, Dresdner RCM will cease to be the Fund's investment adviser 60 days after notice is given to it of the termination. Upon conversion to open-end status, however, Dresdner RCM would be reinstated as the Fund's investment manager in accordance with the terms of the proposed Investment Management Agreement detailed in Proposal No. 2(c) above. If there is a period between the termination and the conversion to open-end status, the Board would take such action as it deemed appropriate to provide investment advisory services for the Fund during the period. If Proposal No. 5 is approved but Proposal No. 2 is not approved, the Current Investment Advisory and Management Contract between the Fund and Dresdner RCM would be terminated by the Fund upon 60 days' notice to Dresdner RCM and the Board would make every effort to effect a new investment advisory agreement with a professional adviser. There can be no assurance that such arrangement can be made by the end of that 60 day period. Additionally, if Proposal Nos. 1 and 5 are approved, but Proposal No. 2 is not approved, there will be no amendment to the Fund's Articles of Incorporation to change the Fund's name to Dresdner RCM Europe Fund Inc. in accordance with Proposal No. 1(b). The Board will consider alternative changes of names at that time.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL NO. 5

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth the beneficial ownership of the Fund's Common Stock as of December 11, 1998 for each stockholder known to be the beneficial owner of more than five percent of the

Common Stock on that date. The Fund does not know of any other stockholder with more than 5% of its outstanding shares.

                     NAME AND ADDRESS OF BENEFICIAL OWNER                        NUMBER OF SHARES   PERCENT OF TOTAL
-------------------------------------------------------------------------------  -----------------  -----------------

Bankgesellschaft Berlin AG.....................................................       2,932,600(1)          20.90%
Alexanderplatz 2
D-10178 Berlin
Germany

Deep Discount Advisors, Inc....................................................      2,031,150 (2)          14.50%
One West Pack Square
Suite 777
Asheville, NC 28801

Lazard Freres & Co. LLC........................................................      1,419,200 (3)          10.13%
30 Rockefeller Plaza
New York, NY 10020

FMR Corp.......................................................................      1,400,800 (4)          10.00%
82 Devonshire Street
Boston, MA 02109

------------------------

(1) As reported in the Schedule 13D/A dated December 4, 1998 filed by Bankgesellschaft Berlin AG (the "Bank"), the Bank is the beneficial owner of 2,932,600 shares of Common Stock, over each of which it has sole power to vote and dispose.

(2) As reported in the Schedule 13D/A dated November 6, 1998, filed by Deep Discount Advisors, Inc. ("DDA") and Ron Olin Investment Management Company ("Olin"), DDA is the beneficial owner of 1,372,150 shares of Common Stock, over each of which it has sole power to vote and dispose, and Olin is the beneficial owner of 659,000 shares of Common Stock, over each of which it has sole power to vote and dispose. As reported in the Schedule 13D dated June 24, 1998, filed by DDA and Olin, Ronald G. Olin may be deemed to be a control person of DDA and Olin.

(3) As reported in the Schedule 13G/A dated July 10, 1998, filed by Lazard Freres & Co. LLC ("Lazard"), Lazard is the beneficial owner of 1,419,200 shares of Common Stock, over each of which it has sole power to vote and dispose.

(4) As reported in the Schedule 13G/A dated February 10, 1998, filed by FMR Corp., Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,400,800 shares of Common Stock, none of which it has the power to vote. Fidelity is the beneficial owner as a result of its serving as investment adviser to various registered investment funds (the "Funds"). Each of Edward C. Johnson III, Chairman of FMR Corp., Abigail P. Johnson, a director of FMR Corp., FMR Corp., through its control of Fidelity, and the Funds has sole power to dispose of such Common Shares owned by the Funds. Neither FMR Corp., nor Edward C. Johnson III, nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Board of Trustees.

    As of October 31, 1998, Cede & Co., a nominee of Depository Trust Company
(DTC), held of record 13,772,863, or approximately 98%, of the Fund's outstanding shares of Common Stock. DTC is a securities depository for brokers, dealers and other institutional investors. Securities are so deposited for the purpose of permitting book entry transfers of securities among such investors. The Fund does not know the names of the beneficial owners of its shares that have been deposited at DTC.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 30(h) of the 1940 Act requires the Fund's officers, Directors, investment adviser, affiliated persons of its investment adviser, and the beneficial owners of more than 10% of the Fund's capital stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to provide copies of such reports to the Fund.

    Based solely on a review of the copies of such reports received by the Fund and written representations by reporting persons that no additional reports are due, the Fund is of the opinion that all Section 30(h) requirements for 1997 were satisfied, except as follows:

Eamonn F. Dolan and Joachim Madler, as members of the Board of Managers of Dresdner RCM, were required to file reports under Section 30(h), but did not file on a timely basis an initial report of ownership on Form 3. This information was subsequently reported on Form 5. Jacob Saliba, a member of the Board of Directors of the Fund inadvertently failed to file on a timely basis a change in ownership on Form 4. This information was subsequently reported on Form 5. The Fund did not receive a Form 5 for 1997 from Bankgesellschaft Berlin AG, an owner of more than 10% of the Fund's outstanding shares of capital stock, and the Fund did not receive a written representation from such stockholder that a Form 5 was not required.

                                 OTHER MATTERS

    The Fund understands that certain stockholders may submit proposals for consideration at the Meeting. Such proposals may include a proposal for the election of four individuals as Directors of the Fund in place of the nominees whose election is recommended in Proposal No. 3, as well as separate proposals
(i) removing all Directors in Class II and Class III; (ii) recommending that the Board of Directors seek reimbursement from Dresdner RCM or other parties for legal and other expenses incurred by the Fund with respect to litigation that delayed the Meeting; (iii) urging the Fund to commission an independent study to determine if the Fund should seek reimbursement from any person(s) for legal and other expenses incurred in the cancellation of the Meeting and related litigation; (iv) urging that the Fund conduct a tender offer for all of the Fund's outstanding shares at full net asset value; and (v) repealing Section 14 of the Fund's By-Laws. It is the intention of each person who will be authorized to vote shares represented by proxies solicited by the Board of Directors to vote such shares "AGAINST" each of the foregoing potential stockholder proposals, if any, that is submitted at the Meeting.

    Other than Proposal Nos. 1, 2, 3, 4, and 5 described in this Proxy Statement and the foregoing potential stockholder proposals, the Fund does not know of any other matters that may be presented at the Meeting. If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

    THE FUND WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON REQUEST A COPY OF THE FUND'S SEMI-ANNUAL REPORT, DATED JUNE 30, 1998, AND ITS ANNUAL REPORT CONTAINING AUDITED FINANCIAL STATEMENTS OF THE FUND FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997. STOCKHOLDERS SHOULD DIRECT REQUESTS FOR THE ANNUAL AND SEMI-ANNUAL REPORTS TO ROBERT J. GOLDSTEIN, SECRETARY OF THE FUND, BY WRITING TO THE FUND IN CARE OF DRESDNER RCM GLOBAL INVESTORS LLC, FOUR EMBARCADERO CENTER, SAN FRANCISCO, CALIFORNIA 94111, OR BY CALLING THE FUND'S TOLL-FREE TELEPHONE NUMBER 1-800-356-6122.

                   ANNUAL MEETINGS AND STOCKHOLDER PROPOSALS

    If the Fund becomes an open-end investment company in 1999 in accordance with Proposal Nos. 1 and 2, it would not expect to hold a stockholder meeting later in 1999. If stockholders do not approve Proposal Nos. 1 and 2, the Fund will remain a closed-end investment company and will continue to have annual stockholders meetings.

    According to the Fund's amended By-Laws, stockholder proposals which will not be included in the Fund's proxy statement can be brought before an Annual Meeting only if notice of any such matter to be presented by a stockholder at the stockholders' meeting is delivered to the Secretary of the Fund at the principal executive offices of the Fund not less than 60 nor more than 90 days prior to the date of the Annual Meeting for the preceding year; provided, however, if the Annual Meeting is not scheduled to be held within 30 days from the date of the previous year's meeting such notice shall be given by the close of business on the later of (i) the date 60 days before this year's Annual Meeting or (ii) the 10th day following the date this year's Annual Meeting date is first publicly announced,

    If the Fund remains closed-end it expects to hold its 1999 Annual Meeting of stockholders on September 28, 1999. Consequently, the deadline for submission of stockholder proposals meant to be included in the proxy statement is May 14, 1999 and the deadline for submission of stockholder proposals which will be presented at the Annual Meeting, but not be included in the proxy statement is June 30, 1999. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included.

                           PROXY SOLICITATION MATTERS

    The Fund may solicit proxies delivered by beneficial and record owners of the Fund's Common Stock in the form of a telephonic proxy or "proxygram." In such event, beneficial and record stockholders will receive mailgrams from the Fund requesting each stockholder who wishes to vote by proxygram call the toll-free telephone number provided, furnish the operator with specified information regarding the stockholder and the shares to be voted, and instruct the operator how the stockholder wishes to vote on the proposals described in this Proxy Statement. The operator will then electronically transmit the stockholder's voting instructions to the designated broker, depository institution, or other holder with actual voting authority, which then will vote shares held of record by returning a signed proxy card. The operators who receive the foregoing voting instructions will be independent of the Fund.

    The Fund may also solicit proxies delivered by beneficial and record owners of the Fund's Common Stock in the form of an Internet proxy. To vote via the Internet, stockholders should access the website printed on the written proxy accompanying this Proxy Statement, enter the code number found on the written proxy, and then follow the instructions on-screen. The masters of this website will be independent of the Fund.

    The cost of preparing, assembling, and mailing materials in connection with this solicitation will be borne by the Fund. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund, Dresdner RCM, or Dresdner Bank or by telephone or telegraph. Brokerage houses, banks, and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund also has made arrangements with Georgeson & Company Inc. and, in Canada, CIBC Mellon Trust to assist in the solicitation of proxies, if called upon by the Fund, at an aggregate estimated fee of approximately $65,000 plus reimbursement of normal expenses.

                                          By Order of the Board of Directors

                                                    [LOGO]

                                          Robert J. Goldstein

                                          SECRETARY

December 30, 1998

San Francisco, California

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND.

                               TABLE OF EXHIBITS

EXHIBIT A....................  Amended and Restated Articles of Incorporation
EXHIBIT B....................  Investment Management Agreement
EXHIBIT C....................  Rule 12b-1 Distribution Plan

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                   ARTICLE I
                                      NAME

    (1) The name of the Corporation is Dresdner RCM Investment Funds Inc.

    (2) The Board of the Directors reserves the right to change the Corporation's name and the name of any series or class thereunder by a majority vote without action by stockholders in accordance with Section 2-605 of the General Corporation Law of the State of Maryland.

                                   ARTICLE II
                              PURPOSES AND POWERS

    The purposes for which the Corporation is formed are to act as an open-end investment company under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "1940 Act"), and to exercise and enjoy all of the general powers, rights, and privileges granted to, or conferred upon, corporations by the Maryland Law (the "Maryland Law") now or hereafter in force.

                                  ARTICLE III
                      PRINCIPAL OFFICE AND RESIDENT AGENT

    The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Such resident agent is a Maryland corporation.

                                   ARTICLE IV
                                 CAPITAL STOCK

 (1)(a) As increased from 100,000,000 with a par value of $.001 per share, the total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 1,000,000,000 shares of capital stock, of the par value of $.001 per share. There shall initially be one series of shares, designated as the "Dresdner RCM Europe Fund" consisting initially of 200,000,000 shares (such series and any further series of shares from time-to-time created by the Board of Directors being referred to individually herein as a "series") and 800,000,000 unclassified shares of capital stock. The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock or the number of shares of capital stock of any series that the Corporation shall have authority to issue without any action by the stockholders but to not less than the number of shares of capital stock or of such series, as the case may be, then outstanding.

    (b) The aggregate par value of all shares having a par value is $100,000 before the increase and $1,000,000 as increased.

    (2) The Corporation may issue fractional shares, which shall carry proportionally all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional shares, but including the right to vote and the right to receive dividends.

    (3) All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Amended and Restated Articles of Incorporation and the By-Laws of the Corporation (the "By-Laws").

    (4) As used in these Amended and Restated Articles of Incorporation, a "series" of shares represents interests in the same assets, liabilities, income, earnings, and profits of the Corporation. The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock. Subject to the provisions of
ARTICLE IV and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more series of capital stock, by determining, fixing, or altering one or more of the following:

        (a) The distinctive designation of such series and the number of shares to constitute such series; provided that, unless otherwise prohibited by the terms of such series, the number of shares of any series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such series may be increased by the Board of Directors in connection with any such classification or reclassification, and any such shares of any series that have been redeemed, purchased, or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein; and

        (b) Whether or not dividends shall be payable on shares of such series and, if so, the rates, amounts, and times at which, and the conditions under which, such dividends shall be paid; and

        (c) Whether or not shares of such series shall have voting rights in addition to any general voting rights provided by law and these Amended and Restated Articles of Incorporation of the Corporation and, if so, the terms of such additional voting rights; and

        (d) The rights of holders of shares of such series (including any classes thereof) upon the liquidation, dissolution, or winding up of the affairs of, or upon distribution of the assets of, the Corporation.

    (5) Shares of capital stock of the Corporation shall have the following preferences, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

        (a) ASSETS BELONGING TO A SERIES. All consideration received by the Corporation for the issue or sale of stock of any series of capital stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of capital stock with respect to which assets, payments, or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be handled on the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, and any assets derived from the sale, exchange, or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series. Any assets, income, earnings, profits, and proceeds thereof, and any funds or payments that are not readily attributable to any particular series shall be allocable among any one or more of the series in such a manner and on such a basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

        (b) LIABILITIES BELONGING TO A SERIES. The assets belonging to any series of capital stock shall be charged with the liabilities in respect of such series and shall also be charged with such series' share of the general liabilities of the Corporation determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given series; and as to whether the same are allocable to one or more series. The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series. Any liabilities that are not readily attributable to any particular series shall be allocable among any one or more of the series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

        (c) DIVIDENDS AND DISTRIBUTIONS. Shares of each series of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series, provided, however, that dividends and distributions on shares of a series of capital stock shall be paid only out of the lawfully available "assets belonging to" such series as such phrase is defined in ARTICLE IV (5)(a).

        (d) LIQUIDATING DIVIDENDS AND DISTRIBUTIONS. In the event of the liquidation or dissolution of the Corporation, stockholders of each series of capital stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular series of capital stock, the assets belonging to such series; and the assets so distributable to the stockholders of any series of capital stock shall be distributed among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series of capital stock and available for distribution, such distribution shall be made to the holders of stock of all series of capital stock in proportion to the asset value of the respective series of capital stock determined as hereinafter provided.

        (e) CLASSES OF SHARES. There shall initially be two classes of the "Dresdner RCM Europe Fund" series, Class N and Class I. Of the 200,000,00 shares designated as "Dresdner RCM Europe Fund" shares, 100,000,000 shall be designated Class N shares thereof and 100,000,000 shall be designated Class I shares thereof. All shares of the Corporation that are outstanding when the Corporation converts from a closed-end to an open-end investment company will be automatically designated Class N shares of "Dresdner RCM Europe Fund."

        A class of shares may be invested with one or more other classes in a common investment portfolio comprising a series. Notwithstanding the other provisions of ARTICLE IV (5), if two or more classes are invested in a common investment portfolio as a series, the shares of each such class of capital stock of the Corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, and if there are other classes of capital stock invested together in a different series, shall also be subject to the provisions of this ARTICLE IV (5) at the series level as if the classes comprising the series were one class.

           (i) The income and expenses of the series shall be allocated among the classes comprising the series in accordance with the relative net asset value of each such class or as otherwise determined by the Board of Directors in accordance with the law and the Corporation's current registration statement ("Registration Statement") as filed with the Securities and Exchange Commission ("SEC"). The allocation of investment income, capital gains, expenses, and liabilities of the Corporation or any series, among the series and any classes thereof shall be determined by the Board of Directors in a manner that is consistent with applicable law and the Registration Statement.

           (ii) As more fully set forth in ARTICLE IV (5), the liabilities and expenses of the classes comprising the series shall be determined separately from those of each other and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of the liquidation of the Corporation or a series to holders of shares of the Corporation's capital stock may vary from class to class within a series. Except for these differences and certain other differences set forth in this ARTICLE IV (5) or elsewhere in the Amended and Restated Articles of Incorporation, the classes comprising a series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

           (iii) The dividends and distributions of investment income and capital gains with respect to the classes comprising a series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes comprising the series to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate.

           (iv) At such times (which may vary within a class) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the 1940 Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and the Registration Statement, shares of a particular class of capital stock of the Corporation may be automatically converted into shares of another class of capital stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and the Registration Statement.

        (f) VOTING. Each stockholder of each series of capital stock then standing in his or her name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series except that: (i) when expressly required by law, shares of capital stock shall be voted by individual series and (ii) only shares of capital stock of the respective series affected by a matter shall be entitled to vote on such matter. At all meetings of stockholders, the holders of one-third of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by these Amended and Restated Articles of Incorporation. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of capital stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting except as otherwise required by these Amended and Restated Articles of Incorporation or the By-Laws, until the holders of the requisite amount of shares of capital stock shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted that might have been transacted at the meeting originally called. The absence from any meeting, in person or by proxy, of holders of the quorum that may be required by Maryland Law, the 1940 Act, or other applicable statute, these Amended and Restated Articles of Incorporation, or the By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present at the meeting, in person or by proxy, holders of the number of shares of capital stock of the Corporation required for action in respect of such other matter or matters.

        (g) REDEMPTION. To the extent that the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time and as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The Corporation may at any time purchase or redeem shares of capital stock of the Corporation in the open market or at private sale, or otherwise, out of funds legally available therefor, at a price not exceeding the net asset value thereof determined in accordance with the 1940 Act and the Corporation's current Registration Statement. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation if the value of such shares in the account of such holder is less than the minimum initial investment amount applicable to that account as set forth in the Corporation's current Registration Statement, and subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The price of any shares of capital stock redeemed by the Corporation shall, except as otherwise provided in ARTICLE IV (5)(e), be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the Corporation's current Registration Statement for that series. Payment of the redemption price shall be made in cash by the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the series of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

        (h) OTHER SALES CHARGES. The proceeds of the redemption of the shares of any class of capital stock of the Corporation may be reduced by the amount of any contingent deferred sales charge or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the 1940 Act, and applicable rules and regulations of the NASD.

                                   ARTICLE V
                               BOARD OF DIRECTORS

    The number of Directors of the Corporation shall be fixed from time to time by the By-Laws of the Corporation, but shall not be less than three (3). The Board of Directors can vote to increase or decrease the number of Directors within the limit set by the By-Laws. The number constituting the Board of Directors is eight (8), and the names of the persons who are to serve as Directors are:

                               Robert J. Birnbaum
                                 Carroll Brown
                               Theodore J. Coburn
                                 James E. Dowd
                                Alfred W. Fiore
                              Siegfried A. Kessler
                              Gottfried W. Perbix
                                  Jacob Saliba

                                   ARTICLE VI
                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

    (1) POWERS OF THE CORPORATION. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute or applicable rules and regulations of any governmental or quasi-governmental agency or instrumentality, by these Amended and Restated Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

    (2) ISSUANCE OF STOCK. The Board of Directors may from time to time authorize the issuance of and may issue and sell or cause to be issued and sold shares of the Corporation's capital stock of any series or class, whether now or hereafter authorized, including any shares redeemed or repurchased by the Corporation, and securities convertible into shares of the Corporation's capital stock, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

    (3) COMPENSATION OF DIRECTORS. The Board of Directors shall have power from time to time to authorize payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees.

    (4) INSPECTION OF CORPORATION'S BOOKS. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have the right of inspecting any account, book, or document of the Corporation except as at the time conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors.

    (5) CONTRACTS OF THE CORPORATION AFFECTING THE FINANCIAL INTEREST OF DIRECTOR(S). A contract or other transaction between the Corporation and any of its Directors or between the Corporation and any other corporation, firm, or other entity in which any of its Directors is a Director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common Directorship or interest; the presence of the Director at the meeting of the Board of Directors that authorizes, approves, or ratifies the contract or transaction; or the counting of the vote of a Director for the authorization or ratification of the contract or transaction. This ARTICLE VI
(5) applies if:

        (a) the fact of common Directorship or interest is disclosed or known to: (i) the Board of Directors and the Board authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors constitute less than a quorum; or (ii) the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

        (b) the contract or transaction is fair and reasonable to the Corporation.

    Common or interested Directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in clause (a) of the second sentence of this ARTICLE VI (5), the person asserting the validity of the contract or transaction shall bear the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. This ARTICLE VI (5) does not apply to the fixing by the Board of Directors of reasonable compensation for a Director, whether as a Director or in any other capacity.

    (6) RATIFICATION BY STOCKHOLDERS. Except as provided in Article VI (5), any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting power at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

    (7) REMOVAL OF OFFICERS. Unless the By-Laws of the Corporation otherwise provide, any officer or employee of the Corporation (other than a Director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

    (8) INDEMNIFICATION OF OFFICERS AND DIRECTORS. To the maximum extent permitted by Maryland Law, as amended from time to time, the Corporation: (a) shall indemnify and advance expenses to each of its currently acting and its former Directors against any and all liabilities and expenses incurred in connection with their services in such capacities; (b) shall indemnify and advance expenses to its currently acting and its former officers to the full extent that indemnification shall be provided to Directors; and (c) may indemnify and advance expenses to its employees and agents, to the extent determined by the Board of Directors; in each case, subject to any limitations imposed by the 1940 Act. The foregoing rights of indemnification shall not be exclusive of any other rights to indemnification to which those seeking indemnification may be entitled. Subject to the same limitations imposed by the 1940 Act, the Corporation may, by By-Laws, resolution, or agreement, make further provision for indemnification of Directors, officers, employees, and agents. Furthermore, to the fullest extent permitted by Maryland Law, as it may be amended or interpreted from time to time, subject to any limitations imposed by the 1940 Act, no Director or officer in the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of these Restated and Amended Articles of Incorporation or repeal of their provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Director or officer of the Corporation under this
Section irrespective of any act or omission that occurred prior to such amendment or repeal.

                                  ARTICLE VII
                                    DURATION

    The duration of the Corporation shall be perpetual.

                                  ARTICLE VIII
                                 MAJORITY VOTE

    Notwithstanding any provision of Maryland Law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may, subject to other applicable provisions of law, these Amended and Restated Articles of Incorporation, and the By-Laws, take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon; provided, that this provision shall not affect any requirement of the 1940 Act or the Rules and Regulations of the SEC thereunder, for any vote to be taken by the concurrence of a greater proportion of the votes entitled to be cast or for any matter to be authorized by the separate vote of a particular class or series of shares.

                                   ARTICLE IX
                               PRE-EMPTIVE RIGHTS

    No holder of the capital stock of the Corporation or of any other class of stock or securities of the Corporation, whether now or hereafter authorized, shall be entitled as such, as a matter of pre-emptive right, to subscribe for or purchase any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now of hereafter authorized or whether issued for money, for a consideration other than money, or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities of the Corporation, whether now or hereafter authorized.

                                   ARTICLE X
                         RESERVATION OF RIGHT TO AMEND

    The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the terms or contract rights, as expressly set forth in its charter, of any outstanding stock by classification, reclassification, or otherwise, and all rights herein conferred upon stockholders are granted subject to such reservation.

                                                                       EXHIBIT B

               INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY
                             AND SERVICE AGREEMENT

    THIS AGREEMENT is entered into this     day of         , 1999 by and between
Dresdner RCM Investment Funds Inc. (the "Company"), on behalf of Dresdner RCM Europe Fund (the "Fund"), a series of the Company, and Dresdner RCM Global Investors LLC (the "Investment Manager").

    1.  APPOINTMENT AND ACCEPTANCE OF APPOINTMENT OF THE INVESTMENT MANAGER

        (a) Subject to express provisions and limitations set forth in the Company's Amended and Restated Articles of Incorporation, By-Laws, Form N-1A Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), and the Fund's prospectus as in use from time to time, as well as to the factors affecting the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended, the Company hereby grants to the Investment Manager and the Investment Manager hereby accepts full discretionary authority to manage the investment and reinvestment of the cash, securities, and other assets of the Fund (the "Portfolio"), any proceeds thereof, and any additions thereto, in the Investment Manager's discretion. In the performance of its duties hereunder, the Investment Manager shall further be bound by any and all determinations by the Board of Directors of the Company relating to the investment objectives, policies, or restrictions of the Fund, which determinations shall be communicated in writing to the Investment Manager. For all purposes herein, the Investment Manager shall be deemed an independent contractor of the Company.

    2.  POWERS OF THE INVESTMENT MANAGER

        (a) Subject to the limitations provided in Section 1 hereof, the Investment Manager is empowered hereby, through any of its partners, principals, or appropriate employees, for the benefit of the Fund:

            (i) to invest and reinvest in shares, stocks, bonds, notes, and other obligations of every description issued or incurred by governmental bodies, corporations, mutual funds, trusts, associations, or firms, in trade acceptances and other commercial paper, and in loans and deposits at interest on call or on time, whether or not secured by collateral;

            (ii) to purchase and sell commodities or commodities contracts and investments in put, call, straddle, or spread options;

           (iii) to enter into forward, future, or swap contracts with respect to the purchase and sale of securities, currencies, commodities, and commodities contracts;

            (iv) to lend its portfolio securities to brokers, dealers, and other financial institutions;

            (v) to buy, sell, or exercise options, rights, and warrants to subscribe for stock or securities;

            (vi) to engage in any other types of investment transactions described in the Fund's Prospectus and Statement of Additional Information; and

           (vii) to take such other action, or to direct the Fund's custodian to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing.

        (b) The Investment Manager may enter into one or more contracts (each a "Sub-Advisory Contract" or "Sub-Administration Contract") with a sub-adviser or sub-administrator in which the Investment Manager delegates to such sub-adviser or sub-administrator any or all duties specified in this Agreement, provided that each Sub-Advisory Contract or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all applicable duties and conditions to which the Investment Manager is subject under this Agreement, and further provided that each Sub-Advisory Contract or Sub-Administration Contract meets all requirements of the 1940 Act and any rules, regulations, or orders of the Securities and Exchange Commission thereunder.

    3.  EXECUTION OF PORTFOLIO TRANSACTIONS

        (a) The Investment Manager shall provide adequate facilities and qualified personnel for the placement of, and shall place, orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities or other portfolio assets for the Fund.

        (b) Unless otherwise specified in writing to the Investment Manager by the Fund, all orders for the purchase and sale of securities for the Portfolio shall be placed in such markets and through such brokers as in the Investment Manager's best judgment shall offer the most favorable price and market for the execution of each transaction; provided, however, that, subject to the above, the Investment Manager may place orders with brokerage firms that have sold shares of the Fund or that furnish statistical and other information to the Investment Manager, taking into account the value and quality of the brokerage services of such firms, including the availability and quality of such statistical and other information. Receipt by the Investment Manager of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Investment Manager pursuant to Section 5 hereof and Appendix A hereto.

        (c) The Fund understands and agrees that the Investment Manager may effect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker would have charged, provided, however, that the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of Fund share sales, statistical, brokerage, and other services provided by such broker, viewed in terms of either the specific transaction or the Investment Manager's overall responsibilities to the Fund and other clients for which the Investment Manager exercises investment discretion. The Fund also understands that the receipt and use of such services will not reduce the Investment Manager's customary and normal research activities.

        (d) The Fund understands and agrees that:

            (i) the Investment Manager performs investment management services for various clients and that the Investment Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Portfolio, so long as it is the Investment Manager's policy, to the extent practical, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients;

            (ii) the Investment Manager shall have no obligation to purchase or sell for the Portfolio any security which the Investment Manager, or its principals or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of the Investment Manager such transaction or investment appears unsuitable, impractical, or undesirable for the Portfolio;

           (iii) on occasions when the Investment Manager deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Investment Manager, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when the Investment Manager believes that to do so will be in the best interests of the Fund. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Investment

       Manager in the manner the Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients; and

            (iv) the Investment Manager does not prohibit any of its principals or employees from purchasing or selling for their own accounts securities that may be recommended to or held by the Investment Manager's clients, subject to the provisions of the Investment Manager's Code of Ethics and that of the Company.

    4.  ALLOCATION OF EXPENSES OF THE FUND

        (a) The Investment Manager will bear all expenses related to salaries of its employees and to the Investment Manager's overhead in connection with its duties under this Agreement. The Investment Manager also will pay all fees and salaries of the Company's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Investment Manager.

        (b) Except for the expenses specifically assumed by the Investment Manager, the Fund will pay all of its expenses, including, without limitation, fees and expenses of the directors not affiliated with the Investment Manager attributable to the Fund; fees of the Investment Manager; fees of the Fund's administrator, custodian, and sub-custodians for all services to the Fund (including safekeeping of funds and securities and maintaining required books and accounts); transfer agent, registrar, and dividend reinvestment and disbursing agent fees; interest charges; taxes; charges and expenses of the Fund's legal counsel and independent accountants; charges and expenses of legal counsel provided to the non-interested directors of the Company; expenses of repurchasing shares of the Fund; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements, and reports to governmental agencies; brokerage and other expenses connected with the execution recording and settlement of portfolio security transactions; expenses connected with negotiating, or effecting purchases or sales of portfolio securities or registering privately issued portfolio securities; expenses of calculating and publishing the net asset value of the Fund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions liability insurance policy; expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings; SEC, state blue sky, and foreign registration fees; portfolio pricing services expenses; litigation expenses; and Rule 12b-1 fees.

        (c) The expenses borne by the Fund pursuant to Section 4(b) shall include the Fund's proportionate share of any such expenses of the Company, which shall be allocated among the Fund and the other series of the Company, if any, on such basis as the Company shall deem appropriate.

    5.  COMPENSATION OF THE INVESTMENT MANAGER

        (a) In consideration of the services performed by the Investment Manager hereunder, the Fund will pay or cause to be paid to the Investment Manager, as they become due and payable, management fees determined in accordance with the attached Schedule of Fees (Appendix A). In the event of termination, any management fees paid in advance pursuant to such fee schedule will be prorated as of the date of termination and the unearned portion thereof will be returned to the Fund.

        (b) The net asset value of the Fund's portfolio used in fee calculations shall be determined in the manner set forth in the Amended and Restated Articles of Incorporation and By-Laws of the Company and the Fund's Prospectus as of the close of regular trading on the New York Stock Exchange on each business day the New York Stock Exchange is open.

        (c) The Fund hereby authorizes the Investment Manager to charge the Portfolio, subject to the provisions in Section 5 hereof, for the full amount of fees as they become due and payable pursuant to the attached Schedule of Fees; provided, however, that a copy of a fee statement covering said payment shall be sent to the Fund's custodian and to the Company.

        (d) The Investment Manager may from time to time voluntarily agree to limit the aggregate operating expenses of the fund for one or more fiscal years of the Company, as set forth in Appendix A hereto or in any other written agreement with the Company. If in any such fiscal year the aggregate operating expenses of the Fund (as defined in Appendix A or such other written agreement) exceed the applicable percentage of the average daily net assets of the Fund for such fiscal year, the Investment Manager shall reimburse the Fund for such excess operating expenses. Such operating expense reimbursement, if any, shall be estimated, reconciled, and paid on a quarterly basis, or such more frequent basis as the Investment Manager may agree in writing. Any such reimbursement of the Fund shall be repaid to the Investment Manager by the Fund, without interest, at such later time or times as it may be repaid without causing the aggregating operating expenses of the Fund to exceed the applicable percentage of the average daily net assets of the Fund for the period in which it is repaid; provided, however, that upon termination of this Agreement, the Fund shall have no further obligation to repay any such reimbursements.

    6.  SERVICE TO OTHER CLIENTS

        Nothing contained in this Agreement shall be construed to prohibit the Investment Manager from performing investment advisory, management, distribution, or other services for other investment companies and other persons, trusts, or companies, or to prohibit affiliates of the Investment Manager from engaging in such business or in other related or unrelated businesses.

    7.  STANDARD OF CARE

        The Investment Manager shall have no liability to the Fund, or its stockholders, for any error of judgment, mistake of law, loss arising out of any investment, or other act or omission on the performance of its obligations to the Fund not involving willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any federal securities laws.

    8.  DURATION OF AGREEMENT

        This Agreement shall continue in effect until the close of business on
            , 2001. This Agreement may thereafter be renewed from year to year by mutual consent, provided that such renewal shall be specifically approved at least annually by (i) the Board of Directors of the Company, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, and (ii) a majority of those directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

    9.  TERMINATION

        This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company on sixty (60) days' written notice to the Investment Manager, or by the Investment Manager on like notice to the Company. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

    10. CORPORATE NAME

        In the event this Agreement is terminated by either party or upon written notice from the Investment Manager at any time, the Company hereby agrees that it will eliminate from its corporate name any reference to the name "Dresdner RCM." The Company shall have the non-exclusive use of the name "Dresdner RCM" in whole or in part so long as this Agreement is effective or until such notice is given.

    11. REPORTS, BOOKS, AND RECORDS

        The Investment Manager shall render to the Board of Directors of the Company such periodic and other reports as the Board may from time to time reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager hereby agrees that all records which it maintains for the Company are property of the Company. The Investment Manager shall surrender promptly to the Company any of such records upon the Company's request, and shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

    12. REPRESENTATIONS AND WARRANTIES

        The Investment Manager represents and warrants to the Company that the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940. During the term of this Agreement, the Investment Manager shall notify the Company of any change in the ownership of the Investment Manager within a reasonable time after such change. The Company represents and warrants to the Investment Manager that the company is registered as an open-end management investment company under the 1940 Act. Each party further represents and warrants to the other that this Agreement has been duly authorized by such party and constitutes the legal, valid, and binding obligation of such party in accordance with its terms.

    13. AMENDMENT OF THIS AGREEMENT

        No provision of this Agreement may be change, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

DRESDNER RCM GLOBAL INVESTORS LLC              DRESDNER RCM INVESTMENT FUNDS INC. ON BEHALF
                                               OF DRESDNER RCM EUROPE FUND

By:                                            By:

ATTEST:                                        ATTEST:

By:                                            By:

                                   APPENDIX A

              INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
                             AND SERVICE AGREEMENT
           BETWEEN DRESDNER RCM GLOBAL INVESTORS LLC AND DRESDNER RCM
                             INVESTMENT FUNDS INC.

                                SCHEDULE OF FEES
                          FOR DRESDNER RCM EUROPE FUND

Effective Date:             , 1999

    The Fund will pay a monthly fee to the Investment Manager based on the average daily net assets of the Fund, at the annualized rate of 1.00% of the value of the Fund's average daily net assets up to and including $100 million and 0.80% of the Fund's average daily net assets in excess of $100 million.

VALUE OF SECURITIES AND CASH OF FUND                                                FEE
---------------------------------------------------------------------------  -----------------
Up to and including $100 million...........................................     1.00% annually
In excess of $100 million..................................................     0.80% annually

    For three years beginning from the date that the Fund converts to an open-end investment company, the Investment Manager shall reimburse the Fund to the extent that the operating expenses of the Fund (as hereinafter defined) exceed 1.60% of the average daily net assets of the Fund. For this purpose, the "operating expenses" of the Fund shall be deemed to include all ordinary operating expenses other than interest, taxes and extraordinary expenses.

Dated:             , 1999

DRESDNER RCM GLOBAL INVESTORS LLC              DRESDNER RCM INVESTMENT FUNDS INC. ON BEHALF
                                               OF DRESDNER RCM EUROPE FUND

By:                                            By:

ATTEST:                                        ATTEST:

By:                                            By:

                                                                       EXHIBIT C

                       DRESDNER RCM INVESTMENT FUNDS INC.
                           FORM OF DISTRIBUTION PLAN

                                  INTRODUCTION

    The Board of Directors (the "Board") of Dresdner RCM Investment Funds Inc., a Maryland Corporation (the "Company"), has approved the adoption of the Distribution Plan (the "Plan") set forth below with respect to the distribution of Class N shares of capital stock (the "Shares") of its Dresdner RCM Europe Fund (the "Fund"). This Plan is designed to conform to the requirements of Rule 12b-1 promulgated under the Investment Company Act of 1940, as amended (the "1940 Act").

    The Company on behalf of the Fund has entered into a distribution agreement pursuant to which the Company will employ Funds Distributor Inc. (the "Distributor") to distribute Shares of the Fund. Under this Plan, the Company, on behalf of the Fund, intends to compensate the Distributor for expenses incurred, and services and facilities provided, by the Distributor in distributing Shares of the Fund.

                                    THE PLAN

    The material aspects of the Plan are as follows:

    SECTION 1. The Fund will pay the Distributor for: (a) expenses incurred in connection with advertising and marketing Shares of the Fund including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines, telemarketing, or direct dial mail solicitations; (b) periodic payments of fees for distribution assistance made to one or more securities dealers, or other industry professionals, such as investment advisers, accountants, estate planning firms, and the Distributor itself (collectively the "Service Organizations") in respect of the average daily value of the Fund's Shares beneficially owned by persons ("Clients") for whom the Service Organization is the dealer of record or holder of record or with whom the Service Organization has a servicing relationship; and (c) expenses incurred in preparing, printing, and distributing the Fund's prospectus and statement of additional information (except those used for regulatory purposes or for distribution to existing stockholders of the Fund).

    SECTION 2. While this Plan is in effect the Distributor will be compensated by the Fund for such distribution expenses that are incurred, and services and facilities that are provided, in connection with Shares of the Fund on a monthly basis, at the following annual rate of up to 0.25% of the Fund's average daily net assets during such month. These monthly payments to the Distributor will be made in accordance with and subject to the conditions set forth below. For the purposes of determining the amounts payable under the Plan, the value of the Fund's net assets shall be computed in the manner specified in the Fund's prospectus and statement of additional information as then in effect for the computation of the value of the Fund's net assets.

    The distribution fees payable to the Distributor are designed to reimburse the Distributor for the expenses it incurs and services it renders in distributing the Shares of the Fund. If in any year the Distributor's expenses incurred in connection with the distribution of Shares of the Fund exceed the distribution fees paid by the Fund, the Distributor will recover such excess only if this Plan continues to be in effect with respect to the Fund in some later year when the distribution fees exceed the Distributor's expenses. There is no limit on the periods during which unreimbursed expenses may be carried forward, although the Company is not obligated to repay any unreimbursed expenses for the Fund that may exist at such time, if any, as this Plan terminates or is not continued with respect to the Fund. No interest, carrying, or finance charge will be imposed on any amounts carried forward.

    Payment made out of or charged against the assets of the Fund must be in payment for distribution expenses incurred on behalf of the Fund and which are described herein.

    SECTION 3. Payments by the Distributor to a Service Organization described in this Plan shall be subject to compliance by the Service Organization with the terms of a written agreement between the Service Organization and the Distributor. If an investor in a Fund ceases to be a Client of a Service Organization that has entered into a selling group agreement with the Distributor, but continues to hold Shares of the Fund, the Distributor will be entitled to receive similar payments in respect of the distribution assistance provided with respect to such investor.

    SECTION 4. The Distributor shall provide the Board, at least quarterly, with a written report of all amounts expended pursuant to this Plan. The report shall state the purposes for which the amounts were expended.

    SECTION 5. This Plan shall become effective with respect to the Fund upon its adoption by the Board and, unless earlier terminated with respect to the Fund in accordance with its terms, the Plan shall continue automatically with respect to the Fund for successive annual periods provided such continuance is approved by a majority of the Board, including a majority of the Directors who are not "interested" persons (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan (the "Independent Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of the Plan.

    SECTION 6.  This Plan may be amended at any time by the Board provided that
(i) any amendment to increase materially the costs which the Fund may bear for distribution pursuant to this Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the Fund, and (ii) any material amendments of the terms of this Plan shall become effective only upon approval by a majority of the Board and a majority of the Independent Directors pursuant to a vote cast in person at a meeting called for the purpose of voting on the Plan.

    SECTION 7. This Plan is terminable without penalty at any time by (i) the vote of a majority of the Independent Directors, or (ii) the vote of a majority of the outstanding voting securities of the Fund.

    SECTION 8.  The Board has adopted this Plan as of [       ], 1999.

                      SCHEDULE A DATED [        ], 1999 TO
              DRESDNER RCM INVESTMENT FUNDS INC. DISTRIBUTION PLAN

FUND (CLASS)                                                                       SALES CHARGE
--------------------------------------------------------------------------------  ---------------
Dresdner RCM Europe Fund (Class N)..............................................          0.25%

                   THE EMERGING GERMANY FUND INC.
                     FOUR EMBARCADERO CENTER
                     SAN FRANCISCO, CA 94111

                THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS FOR THE ANNUAL
          MEETING OF STOCKHOLDERS TO BE HELD JANUARY 26, 1999.

    The undersigned hereby appoints Robert J. Goldstein and Barbel Lenz as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of The Emerging Germany Fund Inc. (the "Fund") held of record by the undersigned on December 4, 1998 at an Annual Meeting of Stockholders to be held on January 26, 1999 or any adjournment thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other business as may properly come before such Annual Meeting or any adjournment thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

    EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1(a), 1(b) 2(a), 2(b), 2(c), 2(d), 3, 4, AND 6 AND "AGAINST" PROPOSAL NO. 5.

    PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

    IMPORTANT: Joint owners EACH must sign. When signing as attorney, trustee, executor, administrator, or guardian, please give your FULL title. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf. If a partnership, please sign in partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED?                            DO YOU HAVE ANY COMMENTS?

_________________________                            _________________________

_________________________                            _________________________

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1(a).

    (1(a))  EXPANSION OF THE FUND'S INVESTMENT OBJECTIVE FROM A
            PREDOMINANTLY GERMAN INVESTMENT PORTFOLIO TO A BROADER EUROPEAN INVESTMENT PORTFOLIO

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1(b).

    (1(b)) AMENDMENT OF THE FUND'S ARTICLES OF INCORPORATION TO CHANGE THE FUND'S NAME TO DRESDNER RCM EUROPE FUND INC.

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2(a).

    (2(a)) CONVERSION OF THE FUND FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY UNDER THE 1940 ACT AND THE AMENDMENT AND RESTATEMENT OF THE FUND'S ARTICLES
            OF INCORPORATION

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2(b).

    (2(b))  MODIFICATION AND ELIMINATION OF CERTAIN OF THE FUND'S
            FUNDAMENTAL INVESTMENT RESTRICTIONS

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2(c).

    (2(c))  APPROVAL OR DISAPPROVAL OF THE INVESTMENT MANAGEMENT AGREEMENT

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2(d).

    (2(d))  APPROVAL OR DISAPPROVAL OF THE RULE 12B-1 DISTRIBUTION PLAN

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 3.

    (3)     ELECTION OF DIRECTORS

            [  ] FOR          [  ] WITHHOLD         [  ] FOR ALL EXCEPT

            Robert J. Birnbaum    Carroll Brown     Theodore J. Coburn
            George N. Fugelsang

    If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" Box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 4.

    (4) RATIFICATION OF THE SELECTION BY THE BOARD OF DIRECTORS OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE FUND FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL NO. 5.

    (5)     STOCKHOLDER PROPOSAL

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 6.

    (6) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

            [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

                           RECORD DATE SHARES:


(Signature)   X:__________________________________  Date:__________________

(Signature)   X:__________________________________  Date:__________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.